   As filed with the Securities and Exchange Commission on September 10, 2007
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              EMPIRE RESORTS, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                   13-3714474
               --------                                   ----------
      (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                Identification  Number)

                     701 N. Green Valley Parkway, Suite 200
                             Henderson, Nevada 89074
                                 (702) 990-3355
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Ronald J. Radcliffe
                             Chief Financial Officer
                              Empire Resorts, Inc.
                     701 N. Green Valley Parkway, Suite 200
                             Henderson, Nevada 89074
                                 (702) 990-3355
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only  securities  being  registered  on this form are being offered pursuant to dividend or interest  reinvestment plans, please check the following box. / /

      If any of the securities  being  registered on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of 1933,  other than  securities  offered only in  connection  with  dividend or interest reinvestment plans, please check the following box. /X/

      If this form is filed to register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier effective registration statement for the same offering. / /

      If this form is a  post-effective  amendment filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. / /

      If this Form is a registration  statement pursuant to General  Instruction
I.D. or a  post-effective  amendment  thereto that shall become  effective  upon filing with the  Commission  pursuant to Rule 462(e) under the  Securities  Act, check the following box. / /

      If this form is a  post-effective  amendment to a  registration  statement filed  pursuant  to  General  Instruction  I.D.  filed  to  register  additional securities or additional classes of securities pursuant to Rule 413(b) under the
Securities Act, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                          Proposed      Proposed
                                          Maximum       Maximum
 Title of Each Class of   Amount to be    Offering     Aggregate       Amount of
    Securities to be       Registered    Price Per      Offering      Registration
       Registered           (1) (2)       Unit (3)     Price (3)        Fee (4)
-------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share (5)            --            --            --              --
-------------------------------------------------------------------------------------
Preferred Stock, $0.01
par value per share (5)        --            --            --              --
-------------------------------------------------------------------------------------
Debt Securities (5)            --            --            --              --
-------------------------------------------------------------------------------------
Subsidiary Guarantees
of Debt Securities
(5)(6)                         --            --            --              --
-------------------------------------------------------------------------------------
Warrants (5)(7)                --            --            --              --
-------------------------------------------------------------------------------------
Units (5)                      --            --            --              --
-------------------------------------------------------------------------------------
TOTAL                     $100,000,000       --       $100,000,000       $3,070
-------------------------------------------------------------------------------------

(1)   This amount  represents the principal amount of any debt securities issued at their principal  amount,  the issue price of any debt securities issued at an original issue discount, the issue price of any preferred stock, the issue  price of any  warrants  and the amount  computed  pursuant  to Rule
      457(o) for any common stock.

(2)   In the event of a stock split,  stock  dividend  and similar  transactions involving the  Registrant's  Common Stock,  $0.01 par value per share, the shares  registered  hereby shall  automatically  be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

(3)   Estimated solely for purposes of calculating the  registration  fee, which is calculated in accordance  with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the  Securities  Act).  Rule
      457(o) permits the  registration  fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not  specify by each class  information  as to the amount to be registered,  the proposed  maximum offering price per unit or the proposed maximum aggregate offering price.

(4)   Calculated pursuant to Rule 457(o) under the Securities Act.

(5)   This  registration  statement  also  covers such  indeterminate  number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(6)   Includes an  indeterminate  amount of  subsidiary  guarantees  of the debt securities  by the  additional  registrants  named  herein.  No additional consideration will be received for the subsidiary  guarantees,  if any, of the debt  securities.  Pursuant to Rule 457(n) under the Securities Act of
      1933, as amended,  no additional filing fee is required in connection with the subsidiary guarantees of the debt securities.

(7)   Warrants to purchase  common stock,  preferred stock or debt securities of the  Registrant  may be sold  separately or with common  stock,  preferred stock or debt securities of the Registrant.

      The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment  which  specifically  states  that  this  Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  Registration  Statement  shall become effective  on such  date  as the  Securities  and  Exchange  Commission,  acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

                              EMPIRE RESORTS, INC.

---------------------------------------------------------------------------------
 Exact Name of Registrant    Jurisdiction of Incorporation      IRS Employer
as Specified in Its Charter        or Organization          Identification Number
---------------------------------------------------------------------------------
  Alpha Monticello, Inc.             Delaware                 13-3901798
---------------------------------------------------------------------------------
Alpha Casino Management Inc.         Delaware                 06-1589406
---------------------------------------------------------------------------------
     Monticello Casino               New York                 06-1589408
      Management, LLC
---------------------------------------------------------------------------------
  Mohawk Management, LLC             New York                 13-3930544
---------------------------------------------------------------------------------
    Monticello Raceway               New York                 14-1786128
 Development Company, LLC
---------------------------------------------------------------------------------
    Monticello Raceway               New York                 14-1792148
     Management, Inc.
---------------------------------------------------------------------------------

      The address,  including zip code,  telephone  number and area code, of the principal  executive offices of the additional  registrants listed above is: 701
N. Green Valley  Parkway,  Suite 200 Henderson,  Nevada 89074;  their  telephone number at that address is (702) 990-3355.

The  information in this  prospectus is not complete and may be changed.  We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2007

                                   PROSPECTUS

                                  $100,000,000

                              EMPIRE RESORTS, INC.

                                  COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES
                                    WARRANTS
                                      UNITS

  WE MAY OFFER TO THE PUBLIC SHARES OF OUR COMMON STOCK, PREFERRED STOCK, DEBT
   SECURITIES, WARRANTS AND UNITS FROM TIME TO TIME IN ONE OR MORE ISSUANCES.

      We may offer  and sell an  indeterminate  number  of shares of our  common stock,  preferred stock,  debt securities,  warrants and units from time to time under this  prospectus.  We may offer these  securities  separately or as units, which  may  include  combinations  of the  securities.  We  will  describe  in a prospectus supplement,  which must accompany this prospectus,  the securities we are offering and selling, as well as the specific terms of the securities.

      We may  offer  these  securities  in  amounts,  at  prices  and  on  terms determined at the time of offering.  We may sell the securities directly to you, through agents we select,  or through  underwriters and dealers we select. If we use agents,  underwriters or dealers to sell the  securities,  we will name them and describe  their  compensation  in a prospectus  supplement.  For  additional information  on the methods of sale,  you should  refer to the section  entitled
"Plan of Distribution" beginning on page 18.

      Our  principal  executive  offices are located at the 701 N. Green  Valley
Parkway,  Suite 200,  Henderson,  Nevada 89074.  Our  telephone  number is (702)
990-3355.

      Our common  stock is listed on the Nasdaq  Global  Market under the symbol
"NYNY." The last  reported  sale price for our common stock on September 7, 2007 was $4.90 per share.

--------------------------------------------------------------------------------
 INVESTING IN OUR SECURITIES INVOLVES RISKS AND YOU SHOULD CAREFULLY CONSIDER
 THOSE RISK FACTORS INCLUDED IN A PROSPECTUS SUPPLEMENT AND OUR MOST RECENTLY
       FILED ANNUAL REPORT ON FORM 10-K. SEE "RISK FACTORS" ON PAGE 2.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.
------------------------------------------------------------------------------

         This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

          The date of this prospectus is                       , 2007.

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

Disclosure of Commission Position on Indemnification for Securities

      You should rely only on the  information  contained in this  prospectus or any  accompanying  supplemental  prospectus  and  the  information  specifically incorporated  by reference.  We have not  authorized  anyone to provide you with different  information  or make any additional  representations.  This is not an offer of these securities in any state or other  jurisdiction where the offer is not  permitted.  You should  not assume  that the  information  contained  in or incorporated by reference into this  prospectus or any prospectus  supplement is accurate  as of any  date  other  than  the  date on the  front  of each of such documents.

                                       ii

                               PROSPECTUS SUMMARY

      This summary  represents  a summary of all material  terms of the offering and only highlights the more detailed information that appears elsewhere,  or is incorporated by reference, in this prospectus.  This summary may not contain all the  information  important  to  you as an  investor.  Accordingly,  you  should carefully read this entire  prospectus  before deciding whether to invest in our securities.

      This  prospectus  is part of a  registration  statement  we filed with the
Securities  and  Exchange  Commission.  You should rely only on the  information provided  or  incorporated  by  reference  in  this  prospectus  or any  related supplement.  We have not  authorized  anyone else to provide you with  different information. The selling stockholders will not make an offer of these securities in any state  where the offer is not  permitted.  You should not assume that the information  in this  prospectus  or any  supplement is accurate as of any other date than the date on the front of those documents.

      Unless the context  otherwise  requires,  all references to "we," "us," or
"our" in this prospectus refer collectively to Empire Resorts,  Inc., a Delaware corporation, and its subsidiaries.

                             SUMMARY OF THE COMPANY

      We were  organized as a Delaware  corporation on March 19, 1993, and since that time have served as a holding company for various  subsidiaries  engaged in the hospitality and gaming industries.

      Through our subsidiaries, we currently:

      o  own and operate  Monticello  Raceway,  a harness  horseracing  facility located in Monticello,  New York, 90 miles  Northwest of New York City.
         At Monticello  Raceway,  we conduct  pari-mutuel  wagering  through the running of live harness horse races, import the simulcasting of harness and  thoroughbred  horse races from  racetracks  across the country and export the  simulcasting of our races to offsite  pari-mutuel  wagering facilities.

      o  operate in conjunction  with the New York State Lottery more than 1,500 video gaming machines ("VGMs") at the grandstand of Monticello Raceway.

      o  have an  agreement  with the St.  Regis  Mohawk  Tribe to  develop  and manage, subject to regulatory approval, a Class III Indian casino on 29 acres of land adjacent to Monticello Raceway.

      We plan to grow and  diversify  our business by marketing  our services to gaming and hospitality clients, seeking consulting relationships with additional gaming  clients  and  pursuing  acquisitions,  joint  ventures  or other  growth opportunities.

      Our principal  executive office is located at 701 N. Green Valley Parkway,
Suite 200, Henderson, Nevada 89074. Our telephone number is (702) 990-3355.

                                  RISK FACTORS

      An investment in our  securities  involves a high degree of risk. The risk factors  listed below are those that we consider to be material to an investment in our  securities  and those which,  if realized,  could have material  adverse effects  on our  business,  financial  condition  or results  of  operations  as specifically  discussed  below. If such an adverse event occurs,  you could lose all or part of your investment.  Before you invest in our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or  incorporated by reference in this  prospectus,  before you decide whether to
purchase  our   securities.   This   section   includes  or  refers  to  certain
forward-looking   statements.  You  should  refer  to  the  explanation  of  the qualifications and limitations on such  forward-looking  statements discussed on page 17.

RISKS RELATED TO OUR BUSINESS

      IF REVENUES AND OPERATING INCOME FROM OUR VGMS AT MONTICELLO  RACEWAY DO
NOT INCREASE OR IF WE ARE UNABLE TO DEVELOP A  SUCCESSFUL  INDIAN  CASINO,  IT
COULD ADVERSELY AFFECT OUR ABILITY TO SERVICE OUR OUTSTANDING DEBT.

      Our ability to service our senior secured convertible notes or loans under our credit  facility  with Bank of Scotland  will depend upon the success of our
VGM facility,  our ability to  successfully  develop and manage an Indian casino for the St. Regis Mohawk Tribe and our ability to attract sufficient attendance.

      There can be no assurance that VGMs will draw sufficiently large crowds to
Monticello  Raceway to increase local wagering to the point that we will realize a profit.  The  operations  and placement of our VGMs,  including the layout and distribution,  are under the  jurisdiction of the New York State Lottery and the program  contemplates  that  a  significant  share  of  the  responsibility  for marketing the program will be borne by the New York State Lottery.  The New York
State Lottery may make  decisions that we feel are not in our best interest and, as a  consequence,  the  profitability  of our VGM  operations may not reach the levels that we believe to be feasible or may be slower than expected in reaching those levels.  Until  recently,  our VGM operations were losing money, as we are only permitted to retain 32% of the first $50 million of our VGM revenue, 29% of the next $100 million of our VGM revenue and 26% our VGM gross revenue in excess of $150 million.  Moreover,  the legislation  authorizing the  implementation of
VGMs at Monticello  Raceway expires in 2013, prior to the stated maturity of our senior  secured  notes,  and no  assurance  can be given  that  the  authorizing legislation will be extended beyond this period.  Similarly,  the development of our proposed Indian casino is subject to many regulatory,  competitive, economic and business  risks beyond our  control,  and there can be no assurance  that it will be  developed  in a timely  manner,  or at all.  Any failure in this regard could  have a  material  adverse  impact on our  operations  and our  ability to service our debt obligations.

      AS A  HOLDING  COMPANY,  WE  ARE  DEPENDENT  ON  THE  OPERATIONS  OF OUR
SUBSIDIARIES  TO PAY  DIVIDENDS  OR MAKE  DISTRIBUTIONS  IN ORDER TO  GENERATE
INTERNAL CASH FLOW.

      We  are  a  holding  company  with  no  revenue   generating   operations.
Consequently,  our ability to meet our working capital requirements,  to service our debt  obligations  (including  under our senior secured notes or the Bank of

Scotland credit facility), depends on the earnings and the distribution of funds from our  subsidiaries.  There can be no assurance that these  subsidiaries will generate enough revenue to make cash distributions in an amount necessary for us to satisfy our working capital  requirements or our obligations under our senior secured  notes or the Bank of  Scotland  credit  facility.  In  addition,  these subsidiaries  may enter into  contracts  that limit or prohibit their ability to pay dividends or make  distributions.  Should our  subsidiaries be unable to pay dividends  or make  distributions,  our ability to meet our ongoing  obligations would be  jeopardized.  Specifically,  without the payment of  dividends  or the making of  distributions,  we would be unable to pay our  employees,  accounting professionals  or  legal  professionals,  all of whom we rely on to  manage  our operations, ensure regulatory compliance and sustain our public company status.

      CHANGES IN THE LAWS, REGULATIONS,  AND ORDINANCES (INCLUDING TRIBAL AND/OR
LOCAL  LAWS) TO WHICH THE GAMING  INDUSTRY IS SUBJECT,  AND THE  APPLICATION  OF
EXISTING  LAWS AND  REGULATIONS,  OR OUR  INABILITY OR THE  INABILITY OF OUR KEY
PERSONNEL,  SIGNIFICANT  STOCKHOLDERS,  OR JOINT  VENTURE  PARTNERS TO OBTAIN OR
RETAIN REQUIRED GAMING REGULATORY LICENSES,  COULD PREVENT THE COMPLETION OF OUR
CURRENT CASINO DEVELOPMENT PROJECTS, PREVENT US FROM PURSUING FUTURE DEVELOPMENT
PROJECTS,  FORCE US TO DIVEST THE HOLDINGS OF A STOCKHOLDER  FOUND UNSUITABLE BY
ANY FEDERAL,  STATE, REGIONAL OR TRIBAL GOVERNMENTAL BODY OR OTHERWISE ADVERSELY
IMPACT OUR RESULTS OF OPERATION.

      The ownership,  management and operation of gaming facilities are and will be subject to extensive federal,  state,  provincial,  tribal and/or local laws, regulations  and ordinances  that are  administered  by the relevant  regulatory agency or agencies in each jurisdiction.  These laws, regulations and ordinances
vary  from   jurisdiction   to   jurisdiction,   but   generally   concern   the
responsibilities,  financial  stability and character of the owners and managers of gaming  operations as well as persons  financially  interested or involved in gaming  operations,  and often require such parties to obtain certain  licenses, permits and approvals.  These laws,  regulations  and ordinances may also affect the  operations  of our  gaming  facilities  or our  plans  in  pursuing  future projects.

      Licenses  that we and our officers,  directors and principal  stockholders are subject to generally expire after a relatively short period of time and thus require  frequent  renewals and  reevaluations.  Obtaining these licenses in the first  place,  and for  purposes  of  renewals,  normally  involves  receiving a subjective determination of "suitability." A finding of unsuitability could lead to a material loss of investment by either us or our  stockholders,  as it would require  divestiture of one's direct or indirect  interest in a gaming  operator that conducts business in the licensing jurisdiction making the determination of unsuitability.  Consequently,  should we or any stockholder  ever be found to be unsuitable  by the federal  government,  the State of New York or the St.  Regis
Mohawk  Tribe,  to own a direct or indirect  interest  in a company  with gaming operations,  we or such  stockholder,  as the case may be,  could be  forced  to liquidate all interests in that entity.  Should either we or such stockholder be forced to liquidate these interests within a relatively short period of time, we or such  stockholder  would  likely be forced to sell at a  discount,  causing a material loss of investment value.

      During 2002,  certain  affiliates  of Bryanston  Group,  Inc.  ("Bryanston
Group"),  our former  largest  stockholder,  and six of our former  officers and directors were indicted for various  counts of tax and bank fraud.  On September

5, 2003, one of these former  directors  pleaded guilty to felony tax fraud, and on  February  4, 2004,  four  additional  former  officers  and  directors  were convicted of tax and bank fraud. None of the acts these individuals were charged with or  convicted  of  relate  to  their  former  positions  with or  ownership interests  in us and their  remaining  interests  do not  provide  them with any significant control in the management of our company.  However,  there can be no assurance  that none of the various  governmental  agencies  that now, or in the future may,  regulate and license our gaming related  activities  will factor in these  indictments  or criminal acts in  evaluating  our  suitability.  Should a regulatory  agency fail to acknowledge that these indictments and convictions do not bear on our  suitability,  we could lose our gaming licenses or be forced to liquidate certain or all of our gaming interests.

      We received a letter from the New York State Racing and Wagering  Board on
January 16, 2006,  requesting  information  about our plans to divest  Bryanston
Group and its affiliates of their remaining interests in us. We have advised the
New York State  Racing and  Wagering  Board that  approximately  one-half of the ownership of Bryanston  has been  forfeited to the United  States as a result of the  convictions  referred  to above.  According  to the  terms of our  Series E
Preferred Stock, we have the option to redeem these shares at a price of $10 per share plus all accrued and unpaid dividends. The cost of redeeming these shares, as of December 31, 2006, was approximately  $22.9 million. We may not be able to obtain sufficient  financing in amounts or on terms that are acceptable to us in order to redeem all of these shares, should this be required.

      THE  GAMING  INDUSTRY  IN  THE  NORTHEASTERN  UNITED  STATES  IS  HIGHLY
COMPETITIVE,  WITH MANY OF OUR  COMPETITORS  BETTER KNOWN AND BETTER  FINANCED
THAN US.

      The  gaming  industry  in  the   northeastern   United  States  is  highly
competitive and increasingly run by multinational  corporations or Indian tribes that enjoy widespread name recognition,  established  brand loyalty,  decades of casino operation  experience and a diverse portfolio of gaming assets.  Atlantic
City, the second most popular gaming destination in the United States, with more than 10 full service hotel casinos,  is  approximately a two hour drive from New
York City,  the highly  popular  Foxwoods  Resort and Casino and the Mohegan Sun casino are each only two and a half hour  drives  from New York  City.  Harrah's
Entertainment,  Inc., a large gaming company, Trading Cove Associates, Inc., the developers  of the  Mohegan  Sun  casino,  and the  Wisconsin  Oneidas  are each planning  to develop  Indian  casinos  on  properties  that are near  Monticello
Raceway.  Additionally, on July 4, 2004, the State of Pennsylvania enacted a law allowing  for the  operation  of up to 61,000  slot  machines  at 14  locations.
Pursuant to this new law, slot machine  facilities  could be developed within 30 miles of Monticello  Raceway that would compete directly with our VGMs. One such development,  the  Mohegan  Sun at  Pocono  Downs,  opened  in  January  2007 in
Wilkes-Barre,  Pennsylvania,  approximately 75 miles southwest of Monticello. In addition,  the Mount Airy Casino Resort is expected to open in early 2008 in Mt.
Pocono, Pennsylvania,  approximately 50 miles southwest of Monticello. Moreover, a number of well financed Indian tribes and gaming  entrepreneurs  are presently seeking to  develop  casinos  in New York and  Connecticut  in areas that are 90 miles from New York City, such as Bridgeport,  Connecticut and Southampton,  New
York. In addition,  we face  competition  for our VGMs from Yonkers  Raceway and
Aqueduct  Racetrack,  both of which are located closer to New York City than our facility.  Yonkers  Raceway  re-opened  during  the  fourth  quarter of 2006 and
Aqueduct  Racetrack  may  open  as soon as  2008  with a new  VGM  facility.  In addition,  proposals have been made for the  implementation of a similar program in New Jersey, which would include a facility at the Meadowlands  Racetrack.  In contrast,  we have limited  financial  resources  and  currently  operate only a harness  horse  racing  facility  and VGMs in  Monticello,  New  York,  which is approximately  a one and a half hour drive from New York City.  No assurance can be given  that we will be able to  compete  successfully  with  the  established
Atlantic City  casinos,  existing and proposed  regional  Indian  casinos,  slot machine  facilities in Pennsylvania  or New Jersey,  competing VGM facilities at
Yonkers Raceway and Aqueduct  Racetrack or the casinos  proposed to be developed by Harrah's Entertainment, Inc., Trading Cove Associates, Inc. and the Wisconsin
Oneidas in the Catskills region of the State of New York for gaming customers.

      BECAUSE  OF  THE  UNIQUE  STATUS  OF  INDIAN  TRIBES,   OUR  ABILITY  TO
SUCCESSFULLY  DEVELOP AND MANAGE OUR PROPOSED INDIAN CASINO WILL BE SUBJECT TO
UNIQUE RISKS.

      We have limited experience in managing or developing Indian casinos, which presents unique challenges.  Indian tribes are sovereign nations and possess the inherent power to adopt laws and regulate matters within their jurisdiction. For example,  tribes are generally immune from suit and other legal processes unless they waive such immunity. Gaming at a casino developed with the St. Regis Mohawk
Tribe will be operated on behalf of such tribe's government, and that government is subject to changes in leadership or governmental policies,  varying political interests,  and pressures from the tribe's individual members,  any of which may conflict with our interests.  Thus, disputes between us and the St. Regis Mohawk
Tribe may arise.  With  respect  to  disputes  concerning  our  existing  gaming facility  management  agreement  and  development  agreement  with the St. Regis
Mohawk  Tribe,  the St. Regis Mohawk  Tribe has waived its  sovereign  immunity, although if for any reason that waiver should be ineffective, we might be unable to enforce our rights under such  agreement.  Also, it is possible that we might be  required  to seek  enforcement  of our  rights  in a court or other  dispute resolution  forum of the St.  Regis  Mohawk  Tribe,  instead of state or federal courts or arbitration.  As discussed below, until the gaming facility management agreement has been approved by the National  Indian Gaming  Commission  ("NIGC")
and by the St. Regis Mohawk Tribe,  the operative  provisions of that  agreement will not be valid or binding on the applicable tribe, and under relevant federal court precedent, it is likely that some or all of our other agreements with such tribe will also be inoperative until such gaming facility  management  agreement has been approved by the NIGC.

      Indian   gaming  is  also  governed  by  unique  laws,   regulations   and
requirements  arising under the Indian Gaming Regulatory Act of 1988, as amended
("IGRA"),  any  applicable  Class III gaming  compact,  and  gaming  laws of the applicable  Indian tribe,  and certain  federal  Indian law statutes or judicial principles.  A number of examples exist where Indian tribes have been successful
in  obtaining   determinations  that  management-related   contracts  (including
development or consulting contracts) were void as a result of the application of the unique provisions of these laws. For all of the foregoing and other reasons, we may encounter difficulties in successfully  developing and managing an Indian casino with the St. Regis Mohawk Tribe. Several companies with gaming experience that have tried to become  involved  in the  management  and/or  development  of
Indian casinos have been  unsuccessful.  Due to our management's  limited Indian gaming  experience,  no assurance can be given that we will be able to avoid the pitfalls  that  have  befallen  other  companies  in their  efforts  to  develop successful Indian gaming operations.

      GAMING IS A HIGHLY REGULATED  INDUSTRY AND CHANGES IN THE LAW COULD HAVE
A MATERIAL  ADVERSE EFFECT ON US AND OUR ABILITY TO CONDUCT  GAMING,  AND THUS
ON OUR ABILITY TO MEET OUR DEBT SERVICE OBLIGATIONS.

      Indian casinos in New York are regulated extensively by federal, state and tribal  regulatory  bodies,  including the NIGC and agencies of the State of New
York. As is the case with any casino, changes in applicable laws and regulations could limit or materially  affect the types of gaming that may be conducted,  or services provided, by our planned casino and the revenues realized from it.

      Currently, the operation of all gaming on Indian lands is subject to IGRA.
Over the past  several  years,  legislation  has been  introduced  in the United
States  Congress with the intent of  addressing a variety of perceived  problems with IGRA.  Specifically,  legislation  has been  proposed  which would have the effect of prohibiting  the operation of particular  classes of gaming on parcels of land,  such as ours,  that are not located on existing  Indian  reservations.
While none of the substantive  proposed amendments to IGRA have been enacted, we cannot  predict  future  legislative  acts.  In the event that  Congress  passes prohibitory legislation,  and if such legislation is sustained in the courts, we may be unable to move forward in  developing  our planned  Indian casino and our ability to meet our debt service  obligations  would be materially and adversely affected. In addition,  under federal law, gaming on Indian land is dependent on the  permissibility  under  state law of  specific  forms of  gaming or  similar activities.  If the  State  of New York  were to make  various  forms of  gaming illegal or against public policy,  such action may have an adverse effect on our ability to develop Indian gaming operations in the Catskills region of the State of New York.

      A TRANSFER OF A PROPOSED  CASINO  SITE TO THE UNITED  STATES TO BE HELD IN
TRUST FOR THE BENEFIT OF THE ST.  REGIS  MOHAWK  TRIBE MIGHT NOT OCCUR OR MAY BE
DELAYED FOR A SUBSTANTIAL  PERIOD OF TIME, AND UNTIL SUCH A TRANSFER OCCURS,  IT
WILL NOT BE POSSIBLE  FOR THE ST.  REGIS MOHAWK TRIBE TO OPERATE A CASINO IN THE
CATSKILLS REGION OF THE STATE OF NEW YORK FOR US TO MANAGE.

      Under IGRA, the St. Regis Mohawk Tribe will be able to operate a casino in the  Catskills  region of the State of New York only if the casino is located on land held by the  United  States in trust for the tribe (or  subject  to similar restrictions on transfer),  and only if such tribe exercises governmental powers over the casino site. That same Act, however, generally prohibits Indian casinos on land  transferred  into trust  after  October  17,  1988,  subject to certain exceptions, one of which is being pursued by the St. Regis Mohawk Tribe, without any assurance that it will be obtained.

      The exception  being pursued by the St. Regis Mohawk Tribe permits land to be transferred after October 17, 1988, if, after consultation with the tribe and applicable state, local and other nearby tribal officials,  the Secretary of the
Interior (who acts through the Bureau of Indian  Affairs (the "BIA")  determines that a gaming  establishment  on the land proposed for transfer  would be in the best interest of the tribe and its members,  and would not be detrimental to the surrounding community,  and the governor of the applicable state concurs in such determination.  To date, the instances are very limited where this exception has been successful for  off-reservation  land,  particularly in circumstances where the land to be  placed  in trust is  located  a  substantial  distance  from the ancestral lands or reservation of a tribe.  While the St. Regis Mohawk Tribe has certain  ancestral  ties to the  Catskills  region of New York,  the region is a substantial  distance from land  recognized to be a part of the St. Regis Mohawk
Tribe's current reservation.  Nevertheless, we were advised that on December 21,
2006 the St.  Regis  Mohawk  Tribe  received a letter from the  Secretary of the
Interior  stating  that  the  St.  Regis  Mohawk  Tribe's  Final   Environmental
Assessment had been deemed sufficient,  that an Environmental Impact Study would not be required,  and that a finding of no significant  impact ("FONSI") related to the proposed  federal  action  approving  the request of the St. Regis Mohawk
Tribe to take 29.31  acres into  trust for the  purpose of  building a Class III gaming  facility to be located at Monticello  Raceway,  in accordance  with IGRA
(the  "Land-to-Trust  Transfer") had been issued. On February 19, 2007, New York
Governor Eliot Spitzer issued his  concurrence  with this  determination  by the
Secretary  of the  Interior  and  signed the  amendment  to the Class III gaming compact  between  the St.  Regis  Mohawk  Tribe and the State of New York.  Such
amendment to the gaming compact  between the St. Regis Mohawk Tribe and New York
State effecting the Land-to-Trust  Transfer must be reviewed and approved by the
BIA and the BIA must take the  necessary  administrative  action  to effect  the
Land-to-Trust Transfer. No assurance can be given that the BIA will provide such approval or take the necessary administrative action to effect the Land-to Trust
Transfer.

      IF OUR GAMING  FACILITY  MANAGEMENT  AGREEMENT  IS NOT  APPROVED  BY THE
NIGC,  WE WILL NOT BE ABLE TO EXECUTE OUR CURRENT  BUSINESS PLAN OF DEVELOPING
AND MANAGING AN INDIAN CASINO.

      Our  agreement  with the St.  Regis  Mohawk Tribe will not be effective to allow us to commence the  development  or management of a gaming  facility until our management  agreement is first approved by the NIGC, and that approval might not be obtained or might be  obtained  only after we agree to modify  terms that either reduce our revenues under the agreement or otherwise adversely affect us.

      No management  contract for tribally operated Class II or Class III gaming is valid until  approved by the NIGC,  and under  current  case law in New York, provisions of any agreement  collateral  to a management  contract,  such as our development agreement,  are likewise not valid until the management agreement is so  approved.  The NIGC has broad  discretion  to  approve  or  reject  proposed management contracts,  and by law the NIGC can approve management fees exceeding
30% of related net gaming revenues only if the chairman of the NIGC is satisfied that the capital investment  required,  and the income projections,  require the additional fee. The St. Regis Mohawk Tribe has agreed to pay us a 30% management fee, as well as other compensation under the development  agreement.  Our gaming facility  management  agreement  with the St.  Regis Mohawk Tribe had been under review with the NIGC for  approximately 3 1/2 years when, in 2000, the St. Regis
Mohawk Tribe  renounced  their  agreements with us and entered into an agreement with Park Place Entertainment  Corporation (now Harrah's  Entertainment,  Inc.).
Consequently,  our  request  for  review  by the  NIGC  of the  gaming  facility management agreement was subsequently  withdrawn.  On August 1, 2005, we entered into a letter agreement with the St. Regis Mohawk Tribe pursuant to which, among other items, both parties  re-affirmed their prior contracts.  In March 2006, we re-submitted a gaming facility management agreement to the NIGC, which contained revisions to address  certain  comments made by the NIGC in their prior reviews.
No  assurance  can be given  that the NIGC  will  approve  the  gaming  facility management  agreement,  as  amended,  or  that  further  modifications  to  such agreement  will  not be  required  prior  to the NIGC  granting  approval.  Such modifications could include a material reduction in the management fees or other compensation we have negotiated with the St. Regis Mohawk Tribe. As amended, and approved by the NIGC,  the gaming  facility  management  agreement  will require formal  approval by the St. Regis Mohawk  Tribe  before such  agreement  becomes effective.  We cannot guarantee that the St. Regis Mohawk Tribe will approve the amended gaming  facility  management  agreement in order to obtain approval from the NIGC.

      A CLASS III  GAMING  COMPACT  BETWEEN  THE STATE OF NEW YORK AND THE ST.
REGIS MOHAWK TRIBE MUST BE NEGOTIATED AND BECOME  EFFECTIVE  BEFORE SUCH TRIBE
CAN OPERATE A CASINO FOR US TO MANAGE.

      The St. Regis Mohawk Tribe can not lawfully  engage in Class III gaming in the Catskills region of the State of New York unless such tribe and the Governor for the State of New York enter into a Class III gaming  compact for such gaming that is approved or deemed  approved by the Secretary of the Interior.  Although courts have  invalidated  two other Class III gaming  compacts  between New York tribes  and the  State  of New York due to lack of  legislative  authority,  the governor has received requisite legislative  authorization to enter into a Class
III gaming  compact with the St. Regis Mohawk Tribe in the  Catskills  region of the State of New York.  Such gaming  compacts will not be entered into until the appropriate  land has been taken into trust by the United States for the benefit of such tribe. On February 19, 2007, the St. Regis Mohawk Tribe and the State of
New York  entered  into an  amendment  to their  compact  for Class III  gaming, pursuant to which,  among  other  things,  New York State  would  receive 20% of slot-machine revenues for the first two years after the Tribe's Class III casino to be located at Monticello  Raceway  opens,  23% for the next two years and 25%
thereafter.

      Pursuant to IGRA,  the compact  for Class III gaming  entered  into by the
State of New York and the St. Regis Mohawk Tribe does not become effective until an approval of the compact by the  Secretary of the Interior has been  published in the Federal Register.  Additionally,  the compact could become effective, but only to the extent it is consistent with IGRA,  upon  publication of a notice in the Federal  Register  that  forty-five  days have elapsed after the compact was submitted for approval to the Secretary of the Interior and the Secretary of the
Interior neither approved nor disapproved the compact. No assurance can be given that the Secretary of the Interior will approve the terms of any compact  agreed to by the St. Regis Mohawk Tribe and the State of New York. In  particular,  the existence of revenue sharing provisions in a compact by which a state receives a share of tribal  gaming  revenues has provided a basis for the  Secretary of the
Interior to disapprove a compact. IGRA generally prohibits a state from imposing a tax on tribes for the privilege of conducting  gaming in the state. The Seneca
Nation-State  of New York gaming  compact that governs the Seneca  Niagara Falls
Casino,  for example,  was neither approved nor disapproved  within the required
45-day period,  and therefore  became  effective upon publication of a notice in the Federal Register. In the letter to the Seneca Nation and the governor of New
York, the Secretary of the Interior stated that the State of New York's right to receive up to 25% of gross gaming  revenues was primarily  based on the State of
New York's  grant of an  extensive  area in which the Seneca  Nation  would have broad exclusive gaming rights. If the Secretary of the Interior  disapproves any agreed upon  compact,  the compact will not become  effective  and the St. Regis
Mohawk Tribe will not be able to conduct  gaming under its terms.  Since 2003, a bill has been pending in Congress that would limit a state's right to share in a tribe's  gaming  revenues  unless the state  provided  the tribe a  "substantial economic  benefit."  We  cannot  predict  if this or other  legislation  will be enacted or, if enacted,  would  prevent a gaming  compact  between the St. Regis
Mohawk Tribe and the State of New York.

      WE MAY REQUIRE  ADDITIONAL  FINANCING  IN ORDER TO DEVELOP OUR  PROPOSED
INDIAN  CASINO  AND WE MAY BE UNABLE TO MEET OUR FUTURE  CAPITAL  REQUIREMENTS
AND EXECUTE OUR BUSINESS STRATEGY.

      Because we may not be able to continue to generate sufficient cash to fund our  operations,  we may be forced to rely on external  financing to develop our
Indian casino project and to meet future capital and operating requirements. Any projections  of future  cash  needs and cash flows are  subject  to  substantial uncertainty. Our capital requirements depend upon several factors, including the rate of market acceptance,  our ability to expand our customer base and increase revenues,  our level of  expenditures  for  marketing  and sales,  purchases  of equipment,  revenues  and  other  factors.  If  our  capital  requirements  vary materially from those currently  planned,  we may require  additional  financing sooner  than  anticipated.  We can  make no  assurance  that  financing  will be available  in amounts  or on terms  acceptable  to us or within the  limitations contained  in our  credit  facility  with  Bank  of  Scotland  or the  indenture governing our senior secured  convertible notes, if at all. Further, if we issue equity securities,  stockholders may experience  additional  dilution or the new equity securities may have rights,  preferences or privileges senior to those of existing holders of common stock, and debt financing, if available,  may involve restrictive  covenants  which could restrict our  operations or finances.  If we cannot raise funds, if needed, on acceptable terms, we may be required to delay, scale back or eliminate some of our expansion and  development  goals related to the casino  projects  and we may not be able to continue  our  operations,  grow market share,  take advantage of future  opportunities or respond to competitive pressures  or  unanticipated  requirements  which  could  negatively  impact our business, operating results and financial condition.

      In addition, the construction of the Indian casino project may depend upon the ability of the St. Regis Mohawk Tribe to obtain  financing  for the project.
In order to assist the St. Regis Mohawk Tribe to obtain any such financing,  we, or one of our  subsidiaries,  may be required to guarantee  the St. Regis Mohawk
Tribe's debt  obligations.  Any guarantees by us or one of our  subsidiaries  or similar  off-balance  sheet  liabilities,  if any,  will  increase our potential exposure in the event of a default by the St.  Regis  Mohawk  Tribe.  Our credit facility  and  indenture  would  not  currently  permit  us  to  guarantee  such financing.

      OUR  MANAGEMENT   REVENUES  FROM  OUR  PROPOSED  INDIAN  CASINO  MAY  BE
ADVERSELY  AFFECTED BY MATTERS  ADVERSE TO THE ST. REGIS MOHAWK TRIBE THAT ARE
UNRELATED TO US.

      When constructed,  our proposed Indian casino site will be either owned by the St.  Regis  Mohawk  Tribe,  or held by the  United  States  in trust for the benefit of the St.  Regis  Mohawk  Tribe.  We and our  subsidiaries  will derive revenues from the site based on our management and development contracts. If the
St. Regis Mohawk Tribe does not adequately  shield its gaming  operations at the site from obligations arising from its other non-gaming operations,  and the St.
Regis  Mohawk  Tribe  suffers a material  adverse  event such as  insolvency,  a default  or  civil  damages  in a matter  in  which  it did not  have  sovereign immunity,  creditors could attempt to seize some or all of the personal property or profits from the St. Regis Mohawk Tribe's gaming operations or move to have a receiver  or trustee  appointed.  Such a result  could lead to the  voidance  or indirect modification by a court of our subsidiaries' management and development contracts with the St. Regis Mohawk Tribe,  leading to a material adverse affect on our  operations.  We may be  required  by lenders  who  finance the casino to subordinate  all or part of our management  fees to the prior payment in full of their financing.  In addition,  if creditors were to seize any or all of the St.
Regis  Mohawk  Tribe's  revenues  from  gaming  operations,   our  subsidiaries'
management and  development  agreements with the St. Regis Mohawk Tribe would be rendered  worthless,  as the ability to conduct  casino  style  gambling on that property may no longer be permissible.

      THE CONTINUING  DECLINE IN THE POPULARITY OF HORSE RACING AND INCREASING
COMPETITION IN SIMULCASTING  COULD ADVERSELY IMPACT THE BUSINESS OF MONTICELLO
RACEWAY.

      Since the  mid-1980s,  there has been a general  decline  in the number of people  attending and wagering at live horse races at North American  racetracks due to a number of factors,  including increased competition from other forms of
gaming,   unwillingness  of  customers  to  travel  a  significant  distance  to racetracks and the increasing  availability of off-track wagering. The declining attendance  at  live  horse  racing  events  has  prompted  racetracks  to  rely increasingly  on revenues  from  inter-track,  off-track  and  account  wagering markets. The industry-wide focus on inter-track,  off-track and account wagering markets has  increased  competition  among  racetracks  for outlets to simulcast their live races.  A  continued  decrease  in  attendance  at live events and in on-track  wagering,  as  well  as  increased  competition  in  the  inter-track, off-track and account wagering  markets,  could lead to a decrease in the amount wagered at Monticello Raceway.  Our business plan anticipates the possibility of
Monticello Raceway attracting new customers to its racetrack wagering operations through VGM operations and potential  casino  development in order to offset the
general  decline  in  raceway   attendance.   However,   even  if  the  numerous
arrangements, approvals and legislative changes necessary for casino development occur,  Monticello  Raceway may not be able to maintain  profitable  operations.
Public tastes are unpredictable  and subject to change.  Any decline in interest in horse racing or any change in public tastes may adversely  affect  Monticello
Raceway's  revenues  and,  therefore,  limit  its  ability  to  make a  positive contribution to our results.

      WE  DEPEND ON OUR KEY  PERSONNEL  AND THE LOSS OF THEIR  SERVICES  WOULD
ADVERSELY AFFECT OUR OPERATIONS.

      If we are unable to maintain our key  personnel  and attract new employees with high  levels of  expertise  in those  gaming  areas in which we  propose to engage,  without  unreasonably  increasing our labor costs, the execution of our business  strategy may be hindered and our growth  limited.  We believe that our success  is  largely  dependent  on  the  continued  employment  of  our  senior management and the hiring of strategic key personnel at reasonable costs. If any of our current  senior  managers  were unable or unwilling to continue in his or her  present  position,  or we were  unable to  attract a  sufficient  number of qualified employees at reasonable rates, our business, results of operations and financial condition will be materially adversely affected.

      SUBSTANTIAL  LEVERAGE AND DEBT SERVICE  OBLIGATIONS MAY ADVERSELY AFFECT
OUR CASH FLOW, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                                       10

      As a result of the issuance of our senior  secured  notes in the principal amount of $65 million,  our debt service  obligations  increased  substantially.
There is the  possibility  that we may be unable to generate cash  sufficient to pay the  principal  or  interest  on and other  amounts  due in  respect  of our indebtedness when due. We may also incur substantial additional  indebtedness in the future. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

      o  a portion of our cash flow from  operations  will be  dedicated  to the
         payment  of  any  interest  or  principal   required  with  respect  to
         outstanding indebtedness;

      o  increases in our  outstanding  indebtedness  and leverage will increase our  vulnerability  to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

      o  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital,  general corporate and other purposes may be limited.

      Our ability to make payments of principal and interest on our indebtedness depends  upon our future  performance,  which is  subject  to  general  economic conditions,  industry cycles and financial, business and other factors affecting our  operations,  many of which are beyond our control.  Our business  might not continue to generate cash flow at or above current  levels.  If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

      o  to seek additional financing in the debt or equity markets;

      o  to  refinance  or  restructure  all or a portion  of our  indebtedness, including our senior secured convertible notes; or

      o  to sell selected assets.

      Such  measures  might  not be  sufficient  to  enable  us to  service  our indebtedness. In addition, any such financing, refinancing or sale of assets may not be available on commercially reasonable terms, or at all.

      WE  MAY  NOT  HAVE  THE  ABILITY  TO  REPURCHASE   OUR  SENIOR   SECURED
CONVERTIBLE NOTES.

      Upon the  occurrence  of a change in control (as defined in the  indenture governing  our  senior  secured  convertible  notes),  we would be  required  to repurchase all of our outstanding  senior secured  convertible notes tendered to us by the holders of such notes.  In addition,  we may be required to repurchase our senior  secured  convertible  notes on July 31,  2009 if the  holders of the notes  make a  request.  We  cannot  assure  you  that we will  have  sufficient financial resources,  or will be able to arrange financing,  to pay the purchase price for all of such notes tendered by the holders in connection  with any such repurchase.  Any failure to repurchase the notes when required will result in an event of default under the indenture.

                                       11

      In  addition,  the events that  constitute  a change in control  under the indenture  may also be events of  default  under any credit  agreement  or other agreement  governing future debt. These events may permit the lenders under such
credit   agreement  or  other  agreement  to  accelerate  the  debt  outstanding thereunder and, if such debt is not paid, to enforce  security  interests in the collateral  securing  such debt,  thereby  limiting our ability to raise cash to purchase the notes, and reducing the practical  benefit of the offer to purchase provisions to the holders of the notes.

      FUTURE SALES OF SHARES OF OUR COMMON  STOCK IN THE PUBLIC  MARKET OR THE
CONVERSION OF OUR SENIOR SECURED  CONVERTIBLE NOTES COULD ADVERSELY AFFECT THE
TRADING PRICE OF SHARES OF OUR COMMON STOCK,  THE VALUE OF OUR SENIOR  SECURED
CONVERTIBLE NOTES AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

      Future sales of  substantial  amounts of shares of our common stock in the public  market,  the  conversion of our senior  secured  convertible  notes into shares of our common stock,  or the perception that such sales or conversion are likely to occur, could affect prevailing trading prices of our common stock and, as a result, the value of our senior secured  convertible notes. As of September
7, 2007,  we had  29,582,182  shares of common  stock  outstanding.  Because our senior secured convertible notes generally are initially convertible into shares of our common stock only at a conversion  price in excess of the recent  trading price,  a decline  in our common  stock  price may cause the value of our senior secured  convertible notes to decline.  In addition,  due to this dilution,  the existence  of  our  senior  secured  convertible  notes  may  encourage  trading strategies  involving our senior secured  convertible notes and our common stock including short selling by market participants,  a practice in which an investor sells shares that he or she does not own at prevailing market prices,  hoping to purchase shares later at a lower price to cover the sale.

      On January 12,  2004,  18,219,075  shares of our common  stock were issued pursuant to our acquisition of Monticello Raceway Management,  Inc.,  Monticello
Casino Management,  LLC, Monticello Raceway Development  Company, LLC and Mohawk
Management,  LLC,  all  of  which  may  be  sold  to the  public  pursuant  to a registration  statement  under  the  Securities  Act of 1933,  as  amended  (the
"Securities  Act").  We also  issued  4,050,000  shares of our  common  stock to multiple  investors  in February  2004 in a private  placement.  On December 28,
2006,  we entered  into an amendment to that  certain  option  agreement,  dated
November  12,  2004,   between  our  company  and  Concord   Associates  Limited
Partnership  ("Concord")  pursuant  to which (i) Concord  exercised  options for
2,500,000  shares of our common stock for an  aggregate  cash  consideration  of
$18,750,000  which was paid on January 26, 2007 and (ii)  Concord  retained  the right to exercise options for an additional 1,000,000 shares of our common stock at $7.50 per share until December 27, 2007. At June 30, 2007, we had outstanding options to purchase  an  aggregate  of  3,502,426  shares of common  stock at an average  exercise  price of $6.21 per share and  250,000  warrants  at $7.50 per warrant. If the holders of these shares,  options or warrants were to attempt to sell a  substantial  amount of their  holdings at once,  the market price of our common  stock  would  likely  decline.  Moreover,  the  perceived  risk  of this potential  dilution could cause stockholders to attempt to sell their shares and investors to engage in short selling of our stock. As each of these events would cause the  number  of  shares of our  common  stock  being  offered  for sale to increase,  the common stock's market price would likely further decline.  All of these events could  combine to make it very  difficult  for us to sell equity or equity-related  securities  in the  future  at a time  and  price  that  we deem appropriate.

                                       12

      THE VALUE OF THE  CONVERSION  RIGHT  ASSOCIATED  WITH THE SENIOR SECURED
CONVERTIBLE NOTES MAY BE SUBSTANTIALLY  LESSENED OR ELIMINATED IF WE ARE PARTY
TO A MERGER, CONSOLIDATION OR OTHER SIMILAR TRANSACTION.

      If we are party to a  consolidation,  merger or binding share  exchange or transfer or lease of all or  substantially  all of our assets  pursuant to which shares  of our  common  stock  are  converted  into  cash,  securities  or other property, at the effective time of the transaction,  the right to convert senior secured convertible notes into shares of our common stock will be changed into a right to convert the note into the kind and amount of cash,  securities or other property  which the holder would have  received if the holder had  converted its senior secured  convertible  notes  immediately  prior to the transaction.  This change  could  substantially  lessen or  eliminate  the value of the  conversion privilege  associated  with the notes in the  future.  For  example,  if we were acquired in a cash merger,  each note would become  convertible solely into cash and would no longer be  convertible  into  securities  whose  value  would  vary depending on our future prospects and other factors.

      CERTAIN  PROVISIONS  OF OUR  CERTIFICATE  OF  INCORPORATION  AND  BYLAWS
DISCOURAGE  UNSOLICITED TAKEOVER PROPOSALS AND COULD PREVENT STOCKHOLDERS FROM
REALIZING A PREMIUM RETURN ON THEIR INVESTMENT IN OUR COMMON STOCK.

      Our board of  directors  is divided  into three  classes,  with each class constituting  one-third of the total number of directors and the members of each class serving staggered  three-year  terms. This  classification of the board of directors makes it more difficult for our stockholders to change the composition of the board of  directors  because  only a  minority  of the  directors  can be elected at once. The  classification  provisions  could also  discourage a third party from  accumulating  our stock or attempting to obtain  control of us, even though this attempt might be  beneficial  to us and some, or a majority,  of our stockholders. Accordingly, under certain circumstances our stockholders could be deprived of opportunities to sell their shares of common stock at a higher price than might otherwise be available.  In addition,  pursuant to our certificate of incorporation,  our board of directors has the authority, without further action by the stockholders,  to issue up to 3,225,045 shares of preferred stock on such terms and with such rights,  preferences and  designations,  including,  without limitation,  restricting  dividends on our common stock,  dilution of our common stock's voting power and impairing the liquidation  rights of the holders of our common  stock,  as the  board  of  directors  may  determine.  Issuance  of such preferred stock,  depending upon its rights,  preferences and designations,  may also have the effect of delaying, deterring or preventing a change in control.

      STOCKHOLDERS'  ABILITY TO INFLUENCE  CORPORATE  DECISIONS MAY BE LIMITED
BECAUSE OUR MAJOR STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

      Our significant  stockholders own a substantial portion of our outstanding stock.  As a result of their  stock  ownership,  if these  stockholders  were to choose to act  together,  they may be able to  effectively  control  all matters submitted to our stockholders for approval,  including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our  assets.  This  concentration  of voting  power  could  delay or  prevent an acquisition  of our  company on terms that other  stockholders  may  desire.  In addition,  as the  interests of our majority and minority  stockholders  may not always  be the  same,  this  large  concentration  of  voting  power may lead to stockholder votes that are inconsistent with other  stockholders' best interests or the best interest of us as a whole.

                                       13

      THE  MARKET  PRICE OF OUR  COMMON  STOCK  IS  VOLATILE,  LEADING  TO THE
POSSIBILITY OF ITS VALUE BEING DEPRESSED AT A TIME WHEN OUR STOCKHOLDERS  WANT
TO SELL THEIR HOLDINGS.

      The market price of our common stock has in the past been,  and may in the future  continue to be,  volatile.  For  instance,  between  January 1, 2004 and
September 7, 2007,  the closing bid price of our common stock has ranged between
$3.30 and $15.00.  A variety of events may cause the market  price of our common stock to fluctuate significantly, including but not necessarily limited to:

      o  quarter to quarter variations in operating results;

      o  adverse news announcements; and

      o  market conditions for the gaming industry.

      In addition, the stock market in recent years has experienced  significant price and volume  fluctuations for reasons  unrelated to operating  performance.
These market fluctuations may adversely affect the price of our common stock and other  interests  in our  company at a time when our  stockholders  want to sell their interest in us.

GENERAL BUSINESS RISKS

      TERRORISM AND THE UNCERTAINTY OF WAR MAY HARM OUR OPERATING RESULTS.

      The  terrorist  attacks  of  September  11,  2001  and  the  after-effects
(including  the  prospects  for more  terror  attacks in the  United  States and abroad), combined with recent economic trends and the United States-led military action in Iraq had a negative impact on various regions of the United States and on a wide  range  of  industries,  including,  in  particular,  the  hospitality industry. In particular, the terrorist attacks, as well as the United States war on terrorism,  may have an unpredictable  effect on general economic  conditions and may harm our future results of operations as they may engender  apprehension in people who would otherwise be inclined to travel to destination  resort areas like the  Catskills  region of the State of New York.  Moreover,  in the future, fears of recession,  war and additional acts of terrorism may continue to impact the United States economy and could negatively impact our business.

      WE ARE SUBJECT TO GREATER RISKS THAN A GEOGRAPHICALLY DIVERSE COMPANY.

      Our proposed  operations are primarily  limited to the Catskills region of the State of New York. As a result, in addition to our susceptibility to adverse global and domestic economic,  political and business  conditions,  any economic downturn in the region could have a material  adverse effect on our  operations.
An economic  downturn would likely cause a decline in the  disposable  income of consumers  in the  region,  which  could  result in a decrease  in the number of patrons  at our  proposed  facilities,  the  frequency  of their  visits and the average  amount that they would be willing to spend at the proposed  casino.  We are  subject to greater  risks than more  geographically  diversified  gaming or resort  operations and may continue to be subject to these risks upon completion of our expansion projects, including:

                                       14

      o  a downturn in national, regional or local economic conditions;

      o  an increase in competition in New York State or the northeastern United
         States and Canada,  particularly  for day-trip  patrons residing in New
         York State,  including as a result of recent legislation permitting new
         Indian casinos and VGMs at certain  racetracks  and other  locations in
         New York, Connecticut and Pennsylvania;

      o  impeded access due to road  construction  or closures of primary access routes; and

      o  adverse  weather and natural and other  disasters  in the  northeastern
         United States and Canada.

      The  occurrence  of any one of the events  described  above  could cause a material  disruption  in our business and make us unable to generate  sufficient cash flow to make payments on our obligations.

      OUR  BUSINESS   COULD  BE  AFFECTED  BY   WEATHER-RELATED   FACTORS  AND
SEASONALITY.

      Our results of operations may be adversely affected by weather-related and seasonal factors.  Severe winter weather conditions may deter or prevent patrons from reaching our gaming facilities or undertaking day trips. In addition,  some recreational  activities are curtailed  during the winter  months.  Although our budget assumes these seasonal  fluctuations  in gaming revenues for our proposed
Indian  casino to ensure  adequate  cash flow during  expected  periods of lower revenues,  we cannot ensure that  weather-related  and seasonal factors will not have a material adverse effect on our operations.  Our limited operating history makes it difficult to predict the future effects of seasonality on our business, if any.

      WE ARE VULNERABLE TO NATURAL  DISASTERS AND OTHER DISRUPTIVE EVENTS THAT
COULD  SEVERELY  DISRUPT THE NORMAL  OPERATIONS  OF OUR BUSINESS AND ADVERSELY
AFFECT OUR EARNINGS.

      Currently,  the  majority of our  operations  are located at a facility in
Monticello,  New York and our proposed Indian casino will be located in the same general geographic area. Although this area is not prone to earthquakes, floods, tornados,  fires or other  natural  disasters,  the  occurrence  of any of these events or any other cause of material  disruption in our operation  could have a material  adverse  effect on our  business,  financial  condition  and operating results. Moreover, although we do maintain insurance customary for our industry, including a policy with a ten million dollar ($10,000,000) limit of coverage for the perils of flood and earthquake,  we cannot ensure that this coverage will be sufficient in the event of one of the disasters mentioned above.

      WE MAY BE SUBJECT TO  MATERIAL  ENVIRONMENTAL  LIABILITY  AS A RESULT OF
UNKNOWN ENVIRONMENTAL HAZARDS.

      We currently own 232 acres of land. As a  significant  landholder,  we are subject to numerous  environmental laws.  Specifically,  under the Comprehensive
Environmental  Response,  Compensation  and Liability Act, a current or previous

                                       15

owner or operator of real  estate may be  required to  investigate  and clean up hazardous  or toxic  substances  or  chemical  releases  on or  relating  to its property and may be held liable to a governmental entity or to third parties for property  damage,  personal  injury  and for  investigation  and  cleanup  costs incurred  by such  parties  in  connection  with the  contamination.  Such  laws typically impose cleanup  responsibility and liability without regard to whether the  owner  knew of or  caused  the  presence  of  contaminants.  The  costs  of investigation, remediation or removal of such substances may be substantial.

      POTENTIAL CHANGES IN THE REGULATORY ENVIRONMENT COULD HARM OUR BUSINESS.

      From time to time,  legislators and special  interest groups have proposed legislation  that would  expand,  restrict or prevent  gaming  operations in the jurisdictions  in which we operate or intend to operate.  For  example,  Senator
John  McCain of  Arizona,  the  former  chairman  of the Senate  Indian  Affairs
Committee,  announced  in 2006 that he is calling for hearings on all aspects of
Indian  gaming.  In  addition,  from time to time,  certain  anti-gaming  groups propose  referenda  that, if adopted,  could force us to curtail  operations and incur significant losses.

      WE ARE DEPENDENT ON THE STATE OF NEW YORK,  SULLIVAN COUNTY, THE TOWN OF
THOMPSON  AND THE VILLAGE OF  MONTICELLO  TO PROVIDE OUR  PROPOSED  FACILITIES
WITH CERTAIN NECESSARY SERVICES.

      Former New York State Governor  George Pataki  proposed  legislation  that would result in up to five Indian casinos being developed in Sullivan County. It is  uncertain  whether the local  governments  have the ability to support  this level of economic development.  The demands placed upon the local governments by these expansion efforts may be beyond the infrastructure capabilities that these entities  are able to provide.  The  failure of the State of New York,  Sullivan
County,  the Town of Thompson or the Village of  Monticello  to provide  certain
necessary  services  such  as  water,  sanitation,   law  enforcement  and  fire
protection,  or to be able to support increased traffic demands for our proposed facilities, would have a material adverse effect on our business.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-3 with the Securities and
Exchange  Commission  for the sale of the  securities  being  offered under this prospectus.  This  prospectus  does not contain all the information set forth in the registration  statement.  You should refer to the registration statement and its exhibits for  additional  information.  Whenever we make  references in this prospectus  to  any  of  our  contracts,  agreements  or  other  documents,  the references  are not  necessarily  complete  and you should refer to the exhibits attached to the  registration  statement for the copies of the actual  contract, agreement or other document.

      You should rely only on the  information and  representations  provided or incorporated by reference in this prospectus or any related supplement.  We have not  authorized  anyone  else to provide  you with  different  information.  The selling  stockholder  will not make an offer to sell  these  shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

                                       16

      The  Securities  and Exchange  Commission  maintains  an Internet  site at
http://www.sec.gov,  which contains reports,  proxy and information  statements, and other  information  regarding us. You may also read and copy any document we file with the Securities and Exchange  Commission at its Public  Reference Room,
100 F Street,  N.E.,  Washington,  D.C.  20549.  Please call the  Securities and
Exchange  Commission at 1-800-SEC-0330 for further  information on the operation of the Public Reference Room.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This  prospectus  includes or  incorporates  by reference  forward-looking statements  within the meaning of Section 27A of the  Securities Act and Section
21E of the Securities  Exchange Act of 1934, as amended.  In some cases, you can identify  forward-looking  statements by words such as "may," "will,"  "should,"
"could,"  "expect,"  "plan,"  "anticipate,"   "believe,"  "estimate,"  "intend,"
"project," "seek," "predict," "potential" or "continue" or the negative of these terms or other comparable  terminology.  These statements are only  predictions.
Actual events or results may differ materially.  In evaluating these statements, you should specifically  consider various factors,  including the risks outlined under "Risk Factors." Although we believe that the expectations reflected in the forward-looking  statements are reasonable,  we cannot guarantee future results, levels of activity,  performance or achievements. We are under no duty to update any of the  forward-looking  statements  after  the date of this  prospectus  to conform these statements to actual results.

                           INCORPORATION BY REFERENCE

      The  Securities  and  Exchange  Commission  allows us to  "incorporate  by reference" the  information we file with them,  which means that we can disclose important information to you by referring to those documents. The information we incorporate  by  reference is  considered  to be a part of this  prospectus  and information that we file later with the Securities and Exchange  Commission will automatically  update and replace this information.  We incorporate by reference the documents  listed below and any future  filings we make with the  Securities and  Exchange  Commission  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities  Exchange Act of 1934,  as amended prior to the  termination  of this offering:

(1)   Our Annual  Report on Form 10-K for the fiscal  year  ended  December  31,
      2006;

(2)   Our Quarterly Report on Form 10-Q for the period ended June 30, 2007;

(3)   Our Quarterly Report on Form 10-Q for the period ended March 31, 2007;

(4)   The filed  portions of our Current  Report on Form 8-K filed on January 3,
      2007;

(5)   The filed portions of our Current Report on Form 8-K filed on February 20,
      2007;

(6)   The filed portions of our Current Report on Form 8-K filed on February 20,
      2007;

(7)   Our definitive Proxy Statement on Schedule 14A filed on April 24, 2007;

(8)   The filed  portions  of our  Current  Report on Form 8-K filed on June 22,
      2007;

                                       17

(9)   The  filed  portion  of our  Current  Report on Form 8-K filed on June 25,
      2007;

(10)  The filed  portion of our  Current  Report on Form 8-K filed on August 16,
      2007;

(11)  The filed  portion of our  Current  Report on Form 8-K filed on August 21,
      2007; and

(12)  The  description  of  our  common  stock  contained  in  our  registration statement  on Form  8-A12B,  as filed  with the  Securities  and  Exchange
      Commission on June 20, 2001  pursuant to Section  12(g) of the  Securities
      Exchange Act of 1934, as amended.

      You may request a copy of these  filings  (excluding  the exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings) at no cost, by writing or telephoning us at:

                              Empire Resorts, Inc.
                          Attention: Investor Relations
                     701 N. Green Valley Parkway, Suite 200
                             Henderson, Nevada 89074
                                 (702) 990-3355

                                 USE OF PROCEEDS

      Except as otherwise provided in the applicable prospectus  supplement,  we intend to use the net proceeds from the sale of the  securities  offered by this prospectus for general corporate purposes, which may include:

      o  to continue pre-development activities for constructing a hotel, retail and entertainment facilities and other commercial facilities related to the St. Regis Mohawk Resort; and

      o  strategic acquisitions; and

      o  working capital and capital expenditures.

      Additional  information  on the  use of net  proceeds  from  the  sale  of securities  offered  by  this  prospectus  may be set  forth  in the  prospectus supplement relating to that offering.

                              PLAN OF DISTRIBUTION

      We may sell the securities to one or more underwriters for public offering and sale by them and may also  sell the  securities  to  investors  directly  or through agents.  We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange  securities  directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

      We may  distribute  the  securities  from  time  to  time  in one or  more transactions:

      o  at a fixed price or prices, which may be changed;

                                       18

      o  at market prices prevailing at the time of sale;

      o  at prices related to such prevailing market prices; or

      o  at negotiated prices.

      We may also, from time to time,  authorize dealers,  acting as our agents, to offer and sell  securities  upon the terms  and  conditions  set forth in the applicable prospectus supplement.  In connection with the sale of securities, we or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more  transactions,  at a fixed  price or  prices,  which  may be changed,  or at market  prices  prevailing at the time of the sale, or at prices related  to  such  prevailing  market  prices,  or  at  negotiated  prices.  The securities may be offered to the public either through  underwriting  syndicates represented by one or more managing  underwriters  or directly by one or more of such  firms.  Unless  otherwise  set  forth in the  prospectus  supplement,  the obligations of underwriters  or dealers to purchase the securities  offered will be subject to certain conditions  precedent and the underwriters or dealers will be obligated to purchase all the offered  securities if any are  purchased.  Any public  offering price and any discounts or concessions  allowed or reallowed or paid by  underwriters  or dealers to other  dealers may be changed  from time to time.

      We will describe in the applicable  prospectus supplement any compensation we pay to  underwriters or agents in connection with the offering of securities, and any  discounts,  concessions  or  commissions  allowed  by  underwriters  to participating  dealers.  Dealers and agents participating in the distribution of securities may be deemed to be  underwriters,  and any discounts and commissions received by them and any profit realized by them on resale of the securities may be  deemed to be  underwriting  discounts  and  commissions.  We may enter  into agreements to indemnify  underwriters,  dealers and agents against certain civil liabilities,  including  liabilities  under the Securities Act, and to reimburse these persons for certain expenses.

      To the extent that we make sales to or through one or more underwriters or agents in  at-the-market  offerings,  we will do so  pursuant  to the terms of a distribution  agreement  between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution  agreement,  we will issue and sell  shares of our  common  stock to or  through  one or more  underwriters  or agents,  which may act on an agency  basis or on a principal  basis.  During the term of any such  agreement,  we may sell  shares on a daily  basis in  exchange transactions  or  otherwise  as we agree with the  underwriters  or agents.  The distribution  agreement  will provide that any  securities  sold will be sold at prices  related  to the then  prevailing  market  prices  for  such  securities.
Therefore,  exact figures regarding  proceeds that will be raised or commissions to be paid  cannot  be  determined  at this  time  and  will be  described  in a prospectus supplement.  Pursuant to the terms of the distribution  agreement, we also may agree to sell,  and the  relevant  underwriters  or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such distribution  agreement will be set forth in more detail in a prospectus  supplement to this prospectus.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter,  it may engage in certain  transactions that stabilize,  maintain or otherwise affect the price of our  securities.  We  will  describe  any  such  activities  in  the  prospectus supplement relating to the transaction.

                                       19

      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize,  maintain,  or otherwise affect the price of the securities.  This may include  over-allotments  or short sales of the securities,  which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances,  these persons would cover such  over-allotments or short positions by making purchases in the open market or by  exercising  their  over-allotment  option,  if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing  securities in the open market or by imposing  penalty bids,  whereby  selling  concessions  allowed  to dealers  participating  in the offering  may be  reclaimed  if  securities  sold by  them  are  repurchased  in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the  securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      The securities may or may not be listed on a national securities exchange.

      Certain of the  underwriters,  dealers or agents and their  associates may engage in transactions  with and perform  services for us in the ordinary course of our business for which they receive compensation.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Our authorized capital stock consists of 75,000,000 shares of common stock and  5,000,000  shares of preferred  stock,  of which  821,496  shares have been designated  Series B Preferred Stock,  $.01 par value per share,  137,889 shares have been designated Series C Preferred Stock,  $.01 par value per share,  4,000 shares have been designated  Series D Preferred Stock, $.01 par value per share, and 1,730,697  shares have been designated  Series E Preferred  Stock,  $.01 par value per share.

      The  following  description  of  our  capital  stock  is  based  upon  our certificate  of  incorporation,  amended  and  restated  bylaws  and  applicable
provisions  of  law.  We  have   summarized   portions  of  our  certificate  of
incorporation  and  amended  and  restated  bylaws  below.  The  summary  is not complete.  You should  read our  certificate  of  incorporation  and amended and restated bylaws for the provisions that are important to you.

COMMON STOCK

      As of  September  7, 2007 there  were  29,582,182  shares of common  stock outstanding which were held of record by approximately 236 shareholders.

      VOTING

      Each holder of common  stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

                                       20

      DIVIDENDS

      Subject to  preferences  that may be  applicable  to any then  outstanding preferred  stock,  holders of common stock are entitled to receive ratably those dividends,  if any,  as may be  declared  from  time to  time  by our  board  of directors out of legally available funds.

      LIQUIDATION

      In the event of our  liquidation,  dissolution  or winding up,  holders of common  stock  will be  entitled  to share  ratably  in the net  assets  legally available for distribution to stockholders after the payment of all of our debts and other  liabilities and the satisfaction of any liquidation  preferences that may be granted to the holders of any then outstanding shares of preferred stock.

      RIGHTS AND PREFERENCES

      The  common  stock has no  preemptive,  conversion  or other  subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights,  preferences  and privileges of the holders of common stock are  subject  to,  and may be  adversely  affected  by,  the rights of the holders of shares of any series of preferred  stock,  which we may designate and issue in the future.

      Our common stock is admitted for trading on the Nasdaq Global Market under the symbol "NYNY".

      The transfer agent and registrar for our common stock is Continental Stock
Transfer and Trust Company.

PREFERRED STOCK

      Our board of directors has the authority to issue  preferred  stock in one or more  series  and to fix the voting  powers,  designations,  preferences  and rights, and  qualifications,  limitations or restrictions  thereof, of each such series without any further vote or action by the  stockholders.  The issuance of preferred  stock with voting  rights  superior to the common  stock may have the effect of delaying,  deferring  or  preventing a change in control in us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

      SERIES B PREFERRED STOCK

      We are  authorized  to issue up to  821,496  shares of Series B  Preferred
Stock, of which 44,258 shares are issued and outstanding. Each share of Series B
Preferred Stock is convertible into .8 of a share of common stock and represents the right to .8 of a vote on all  matters  to be voted  upon by the  holders  of common stock.  The holders of Series B Preferred  Stock are entitled to receive, out of assets legally available for payment,  a cash dividend of $2.90 per annum per share of Series B Preferred  Stock.  This Series B dividend accrues from the date of initial issuance and is payable on the first day of each January, April,
July and October.  If any dividend on any share shall for any reason not be paid at the time such dividend becomes due, such dividend in arrears shall be paid as soon as payments are  permissible  under  Delaware  law.  However,  any dividend

                                       21

payment which is not made on or before January 30 of the following calendar year shall be payable in the form of shares of common  stock in such number of shares as shall be  determined  by  dividing  (A) the  product of (x) the amount of the unpaid  dividend and (y) 1.3 by (B) the fair market  value of the common  stock.
Finally, in the event of our liquidation, dissolution or winding up, the holders of our  Series  B  Preferred  Stock  are  entitled  to  receive  a  preferential distribution of $29 per share, plus all unpaid accrued dividends.

      SERIES C PREFERRED STOCK

      We are  authorized  to issue up to  137,889  shares of Series C  Preferred
Stock,  none of which  are  issued  and  outstanding.  Each  share  of  Series C
Preferred Stock is convertible into 24 shares of common stock and represents the right to 24 votes on all  matters  to be voted  upon by the  holders  of  common stock.  The holders of Series C Preferred Stock are entitled to receive,  out of assets  legally  available  for payment,  a cash dividend of $5.76 per annum per share of Series C Preferred Stock.  This Series C dividend accrues from the date of initial issuance and is payable on the first day of each January, April, July and  October.  If any  dividend on any share shall for any reason not be paid at the time such  dividend  becomes due,  such dividend in arrears shall be paid as soon as payments are  permissible  under  Delaware  law.  However,  any dividend payment which is not made on or before January 30 of the following calendar year shall be payable in the form of shares of common  stock in such number of shares as shall be  determined  by  dividing  (A) the  product of (x) the amount of the unpaid dividend and (y) 1.3 by (B) the fair market value of the common stock. In the event of our  liquidation,  dissolution  or winding  up, the  holders of our
Series C Preferred Stock are entitled to receive a preferential  distribution of
$72 per share, plus all unpaid accrued  dividends.  Finally,  we may, within 120 days after the  occurrence  of a "capital  event,"  elect to redeem all or a pro rata  portion of the  outstanding  Series C Preferred  Stock for the  redemption price of $72 per share, plus all unpaid accrued dividends.  A "capital event" is defined as a sale of our assets which results in at least a $5,000,000 excess of the purchase price paid for the assets and our basis in such assets.

      SERIES D PREFERRED STOCK

      We are authorized to issue up to 4,000 shares of Series D Preferred Stock, none of which are issued and  outstanding.  The Series D  Preferred  Stock has a stated value of $1,000 per share and is convertible into an aggregate of 330,000 shares of common  stock at the lesser price of $6.00 per share or the average of the two lowest  closing  prices of the common  stock  during the 30  consecutive trading days immediately preceding the date of conversion.  Prior to conversion, the holders of Series D Preferred  Stock are not  entitled to vote on any matter except as required by Delaware  law. The holders of shares of Series D Preferred
Stock are  entitled to receive a dividend of $70 per annum per share of Series D
Preferred  Stock,  which shall  increase to $150 per annum per share of Series D
Preferred Stock upon the conversion of the outstanding  Series D Preferred Stock into more than 330,000 shares of common stock. Dividends with respect to a share of Series D  Preferred  Stock are  payable in arrears on the earlier to occur of the conversion or redemption of such share of Series D Preferred  Stock.  At our option,  Series D Preferred  Stock  dividends are payable in cash or, subject to certain  limitations,  by delivery of that number of shares of common stock that the amount of accrued  dividends  payable  would  entitle the Series D Preferred
Stock holder to acquire at a price per share of common stock equal to the lesser of $6.00 and the average of the two lowest  closing  prices of the common  stock during the preceding 30 days. In the event of our  liquidation,  dissolution  or

                                       22

winding up, the holders of our Series D Preferred  Stock are entitled to receive a  preferential  distribution  of $1,000  per  share,  plus all  unpaid  accrued dividends. On or after February 8, 2005, the holders of Series D Preferred Stock can demand that their  Series D Preferred  Stock be redeemed  for that number of shares of  common  stock  equal to the  product  of (a) the  number of shares of
Series D Preferred Stock surrendered and (b) a fraction,  the numerator of which is the common stock's  current market price and the  denominator of which is the lesser of $6.00 and the average of the two lowest  closing  prices of the common stock during the preceding 30 days. The holders of Series D Preferred  Stock can also  demand  that  their  shares be  redeemed  if we  default  in  effecting  a conversion of shares of Series D Preferred Stock and such default  continues for
10 days,  or if we default in the payment of the stated value ($1,000 per share)
or of  dividends  when  due and  such  default  continues  for 10  days.  Upon a redemption following such a default described in the prior sentence, we must pay the holders of Series D Preferred Stock demanding  redemption,  in cash,  $1,250 per  share of  Series D  Preferred  Stock  plus all  accrued  unpaid  dividends.
Finally,  between the date we announce our  intention to  effectuate a change in our control  until  three days prior to such  change in control,  the holders of
Series D  Preferred  Stock may demand  that their  Series D  Preferred  Stock be redeemed  for 125% of the number of shares of common stock to which their Series
D Preferred Stock would otherwise be convertible.

      SERIES E PREFERRED STOCK

      We are  authorized  to issue up to 1,730,697  shares of Series E Preferred
Stock,  all of which  are  issued  and  outstanding.  These  shares  of Series E
Preferred Stock are not convertible into shares of common stock.  However,  each share of common stock represents the right to .25 of a vote on all matters to be voted upon by the  holders of common  stock.  The  holders of Series E Preferred
Stock are entitled to receive,  out of assets legally  available for payment,  a cash  dividend  of $.80 per annum per share of Series E  Preferred  Stock.  This
Series E Preferred Stock dividend  accrues from the date of initial issuance and is payable on the first to occur of the  redemption  of such  Series E Preferred
Stock  or our  liquidation,  dissolution  or  winding  up.  In the  event of our liquidation,  dissolution  or winding  up, the holders of our Series E Preferred
Stock are entitled to receive a preferential distribution of $10 per share, plus all unpaid accrued dividends. Finally, we, at our option, may redeem all or part of the Series E Preferred Stock at any time for the redemption  price of $10 per share, plus all accrued unpaid dividends, in cash or by delivery of a promissory note payable over three years.

DELAWARE ANTI-TAKEOVER LAW AND PROVISIONS OF OUR CERTIFICATE OF INCORPORATION
AND BYLAWS

      DELAWARE ANTI-TAKEOVER LAW

      We are subject to Section 203 of the  Delaware  General  Corporation  Law.
Section 203 generally prohibits a public Delaware corporation from engaging in a
"business  combination"  with an "interested  stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

                                       23

      o  prior to the date of the  transaction,  the board of  directors  of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

      o  the  interested  stockholder  owned at least 85% of the voting stock of the  corporation  outstanding  at the time the  transaction  commenced, excluding for purposes of determining the number of shares  outstanding
         (i) shares  owned by persons who are  directors  and also  officers and
         (ii)  shares   owned  by  employee   stock  plans  in  which   employee
         participants do not have the right to determine  confidentially whether shares  held  subject  to the plan  will be  tendered  in a  tender  or exchange offer; or

      o  on  or  subsequent  to  the  date  of  the  transaction,  the  business combination  is  approved by the board and  authorized  at an annual or special meeting of  stockholders,  and not by written  consent,  by the affirmative  vote of at least 66 2/3% of the  outstanding  voting stock which is not owned by the interested stockholder.

      SECTION 203 DEFINES A BUSINESS COMBINATION TO INCLUDE:

      o  any  merger  or   consolidation   involving  the  corporation  and  the
         interested stockholder;

      o  any  sale,  transfer,   pledge  or  other  disposition   involving  the
         interested stockholder of 10% or more of the assets of the corporation;

      o  subject to exceptions,  any transaction that results in the issuance or transfer  by the  corporation  of any stock of the  corporation  to the interested stockholder; or

      o  the receipt by the interested  stockholder of the benefit of any loans, advances,  guarantees,  pledges or other financial benefits provided by or through the corporation.

      In general, Section 203 defines an interested stockholder as any entity or person  beneficially  owning 15% or more of the outstanding  voting stock of the corporation  and any  entity or  person  affiliated  with,  or  controlling,  or controlled  by,  the entity or person.  The term  "owner" is broadly  defined to include any person that, individually,  with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any  agreement or  understanding  or upon the exercise of warrants or options or
otherwise  or  has  the  right  to  vote  the  stock  under  any   agreement  or
understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of  acquiring,  holding,  voting or  disposing  of the stock.

      The  restrictions  in Section 203 do not apply to  corporations  that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General  Corporation Law or, with certain  exceptions,  which do not have a class  of  voting  stock  that is  listed  on a  national  securities exchange or  authorized  for  quotation  on the Nasdaq  Stock  Market or held of record by more than 2,000  stockholders.  Our certificate of  incorporation  and amended and restated bylaws do not opt out of Section 203.

                                       24

      Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire  us even  though  such a  transaction  may  offer our  stockholders  the opportunity to sell their stock at a price above the prevailing market price.

      CERTIFICATE OF INCORPORATION AND BYLAWS

      Provisions of our  certificate of  incorporation  and amended and restated
bylaws may delay or  discourage  transactions  involving  an actual or potential change in our control or change in our  management,  including  transactions  in which  stockholders  might  otherwise  receive a premium  for their  shares,  or transactions  that our  stockholders  might  otherwise  deem to be in their best interests.  Therefore,  these provisions could adversely affect the price of our common stock.  Among other things,  our certificate of incorporation and amended and restated bylaws:

      o  permit our board of  directors to issue up to an  additional  3,225,045 shares of preferred stock,  without further action by the stockholders, with any rights,  preferences  and  privileges  as they may  designate, including  the  right to  approve  an  acquisition  or other  change in control;

      o  provide that the authorized  number of directors may be changed only by resolution of the board of directors;

      o  provide that all vacancies, including newly created directorships, may, except as otherwise  required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

      o  divide  our board of  directors  into  three  classes,  with each class serving staggered three-year terms;

      o  requires the approval by the holders of at least 80% of our outstanding common stock to modify the staggered nature of our board of directors;

      o  do not provide for  cumulative  voting rights  (therefore  allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors  to elect all of the  directors  standing for election, if they should so choose); and

      o  provide that special meetings of our stockholders may be called only by the chairman of the board or by the board of directors.

LIMITATION OF LIABILITY; INDEMNIFICATION

      Our certificate of  incorporation  contains certain  provisions  permitted under the Delaware  General  Corporation  Law  relating to the  liability of our directors.  These  provisions  eliminate a  director's  personal  liability  for monetary  damages  resulting from a breach of fiduciary duty,  except in certain circumstances involving wrongful acts, including:

      o  for  any  breach  of  the  director's  duty  of  loyalty  to us or  our stockholders;

                                       25

      o  for acts or omissions  not in good faith or which  involve  intentional misconduct or a knowing violation of law;

      o  any  unlawful  payments of  dividends  or unlawful  stock  repurchases, redemptions  or other  distributions  as provided in Section 174 of the
         Delaware General Corporation Law; or

      o  for any  transaction  from  which  the  director  derives  an  improper personal benefit.

      These  provisions  do not limit or  eliminate  our  rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's  fiduciary duty. These provisions will not alter a director's  liability  under federal  securities  laws.  Our amended and restated bylaws also contain provisions  indemnifying our directors and officers to the fullest  extent  permitted by the Delaware  General  Corporation  Law. We believe that these  provisions  are  necessary  to attract and retain  qualified individuals to serve as directors and officers.

                         DESCRIPTION OF DEBT SECURITIES

      If we  issue  any  debt  securities  offered  by this  prospectus  and any accompanying  prospectus  supplement we will issue them under an indenture to be entered into by us and a trustee to be identified in the  applicable  prospectus supplement,  as trustee.  The terms of the debt  securities  will include  those stated in the indenture and those made part of the indenture by reference to the
Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this  prospectus is included.  Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

      We may offer under this prospectus up to $100 million aggregate  principal amount of debt securities; or if debt securities are issued at a discount, or in a foreign currency,  foreign currency units or composite currency, the principal amount  as may be  sold  for an  initial  public  offering  price  of up to $100 million.

      Unless otherwise specified in the applicable  prospectus  supplement,  the debt securities will represent  direct,  unsecured  obligations of ours and will rank equally with all of our other unsecured indebtedness.

      The following statements relating to the debt securities and the indenture are  summaries  and do not  purport  to be  complete,  and are  subject in their entirety to the detailed provisions of the indenture.

      GENERAL

      We may issue the debt  securities  in one or more  series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular  terms of each series of debt  securities in a prospectus  supplement relating to that  series,  which we will file with the  Securities  and Exchange
Commission.  To review the terms of a series of debt securities,  you must refer to  both  the  prospectus  supplement  for  the  particular  series  and  to the description of debt securities in this prospectus.

                                       26

      The prospectus  supplement  will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

      (1) the title;

      (2) the aggregate principal amount;

      (3) the issue price or prices  (expressed as a percentage of the aggregate principal amount thereof);

      (4) any limit on the aggregate principal amount;

      (5) the date or dates on which principal is payable;

      (6) the interest  rate or rates  (which may be fixed or  variable)  or, if applicable, the method used to determine the rate or rates;

      (7) the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;

      (8) the place or places where  principal and, if  applicable,  premium and interest, is payable;

      (9) the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

      (10) the  denominations  in which the debt securities may be issuable,  if other than denominations of $1,000 or any integral multiple thereof;

      (11)  whether  the  debt  securities  are to be  issuable  in the  form of certificated  debt securities (as described below) or global debt securities (as described below);

      (12) the portion of principal amount that will be payable upon declaration of acceleration  of the maturity date if other than the principal  amount of the debt securities;

      (13) the currency of denomination;

      (14) the  designation  of the currency,  currencies  or currency  units in which payment of principal  and, if  applicable,  premium and interest,  will be made;

      (15) if payments of principal and, if applicable,  premium or interest, on the debt  securities are to be made in one or more  currencies or currency units other than the currency of  denomination,  the manner in which the exchange rate with respect to these payments will be determined;

                                       27

      (16) if amounts of principal and, if applicable,  premium and interest may be  determined  (a) by reference  to an index based on a currency or  currencies other than the currency of  denomination or designation or (b) by reference to a commodity,  commodity index,  stock exchange index or financial index,  then the manner in which these amounts will be determined;

      (17) the  provisions,  if any,  relating to any security  provided for the debt securities;

      (18) any addition to or change in the  covenants  and/or the  acceleration provisions described in this prospectus or in the indenture;

      (19) any  events of  default,  if not  otherwise  described,  begin  under
"Events of Default";

      (20) the terms and conditions  for conversion  into or exchange for shares of common stock or preferred stock;

      (21) any other  terms,  which may  modify or delete any  provision  of the indenture insofar as it applies to that series;

      (22) any  depositaries,  interest rate calculation  agents,  exchange rate calculation agents or other agents; and

      (23) the terms and  conditions,  if any,  upon  which the debt  securities shall be subordinated in right of payment to other indebtedness of ours.

      We may issue discount debt securities that provide for an amount less than the stated  principal  amount to be due and  payable  upon  acceleration  of the maturity of the debt securities in accordance to the terms of the indenture.  We may also issue debt  securities in bearer form, with or without  coupons.  If we issue  discount  securities or debt  securities in bearer form, we will describe
United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

      We may  issue  debt  securities  denominated  in or  payable  in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other  information  with  respect  to the issue of debt  securities  and the foreign  currency  or  currencies  or  foreign  currency  unit or  units  in the applicable prospectus supplement.

      EXCHANGE AND/OR CONVERSION RIGHTS

      If we issue debt  securities  that may be exchanged for or converted  into shares  of  common  stock or  preferred  stock,  we will  describe  the terms of exchange  or  conversion  in the  prospectus  supplement  relating to those debt securities.

      TRANSFER AND EXCHANGE

      We may issue debt securities that will be represented by either:

                                       28

      (1)  "book-entry  securities,"  which means that there will be one or more global  securities  registered in the name of The Depository  Trust Company,  as depository, or a nominee of the depository; or

      (2) "certificated  securities,"  which means that they will be represented by a certificate issued in definitive registered form.

      We will specify in the  prospectus  supplement  applicable to a particular offering whether the debt securities  offered will be book-entry or certificated securities.

      NO PROTECTION IN THE EVENT OF CHANGE IN CONTROL

      The indenture  does not have any covenants or other  provisions  providing for a put or increased  interest or otherwise  that would afford holders of debt securities additional protection in the event of a recapitalization transaction, or if we undergo a change in control or a highly  leveraged  transaction.  If we offer  any  covenants  of this  type or  provisions  with  respect  to any  debt securities in the future,  we will describe  them in the  applicable  prospectus supplement.

      COVENANTS

      Unless otherwise indicated in this prospectus or a prospectus  supplement, the debt  securities  will not have the benefit of any  covenants  that limit or restrict  our  business  or  operations,  the  pledging  of  our  assets  or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

      CONSOLIDATION, MERGER AND SALE OF ASSETS

      We have agreed in the indenture that we will not consolidate with or merge into any other  person or convey,  transfer,  sell or lease our  properties  and assets substantially as an entirety to any person, unless:

      (1) the person  formed by the  consolidation  or into or with which we are merged  or  the  person  to  which  our  properties  and  assets  are  conveyed, transferred,  sold or leased, is a corporation  organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person,  the surviving person has expressly assumed all of our obligations,  including the payment of the principal of and, premium,  if any,  and  interest  on the debt  securities  and the  performance  of the other covenants under the indenture; and

      (2)  immediately  after  giving  effect  to the  transaction,  no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

      EVENTS OF DEFAULT

      Unless otherwise specified in the applicable  prospectus  supplement,  the following  events will be events of default under the indenture  with respect to debt securities of any series:

                                       29

      (1) we fail to pay any principal  of, or premium,  if any, when it becomes due;

      (2) we fail to pay any interest within 30 days after it becomes due;

      (3) we  fail  to  observe  or  perform  any  other  covenant  in the  debt securities or the indenture for 45 days after written notice from the trustee or the  holders  of  not  less  than  25%  in  aggregate  principal  amount  of the outstanding debt securities of that series;

      (4)  we  are  in  default  under  one  or  more  agreements,  instruments, mortgages,  bonds,  debentures or other evidences of indebtedness under which we or any  significant  subsidiaries  then has more than $10 million in outstanding indebtedness, individually or in the aggregate, and either (a) such indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness;

      (5) any final  judgment or  judgments  which can no longer be appealed for the  payment of more than $10  million in money (not  covered by  insurance)  is rendered  against  us or any of our  significant  subsidiaries  and has not been discharged  for  any  period  of 60  consecutive  days  during  which  a stay of enforcement is not in effect; and

      (6)  certain  events  occur,  including  if we or any  of our  significant subsidiaries are involved in a bankruptcy, insolvency or reorganization.

      The trustee may withhold  notice to the holders of the debt  securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series,  if the trustee  considers it to be in the best interest of the holders of the debt  securities of that series to do so.

      If an event of  default  (other  than an event of default  resulting  from certain  events of  bankruptcy,  insolvency or  reorganization)  occurs,  and is continuing,  then the trustee or the  holders of not less than 25% in  aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

      If this happens,  the entire  principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration,  but before a judgment or decree based on the  acceleration  is obtained by the  trustee,  the holders  of a  majority  in  aggregate  principal  amount  of  outstanding  debt securities  of that  series may rescind  and annul the  acceleration  if (1) all events of default (other than  nonpayment of accelerated  principal,  premium or interest)  have been cured or  waived,  (2) all  overdue  interest  and  overdue principal  has been  paid and (3) the  rescission  would not  conflict  with any judgment or decree.

      If an event of  default  resulting  from  certain  events  of  bankruptcy, insolvency or reorganization occurs, the principal,  premium and interest amount with  respect  to all of the  debt  securities  of any  series  shall be due and payable  immediately  without  any  declaration  or other act on the part of the trustee or the holders of the debt securities of that series.

      The  holders of a majority in  principal  amount of the  outstanding  debt securities  of a series  shall have the right to waive any  existing  default or compliance  with any provision of the  indenture or the debt  securities of that

                                       30

series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

      No  holder  of any debt  security  of a  series  will  have  any  right to institute any  proceeding  with respect to the indenture or for any remedy under the indenture, unless:

      (1) the holder gives to the trustee  written notice of a continuing  event of default;

      (2) the  holders  of at least  25% in  aggregate  principal  amount of the outstanding  debt  securities  of that series  make a written  request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

      (3) the  trustee  fails  to  institute  proceeding  within  60 days of the request; and

      (4) the  holders  of a  majority  in  aggregate  principal  amount  of the outstanding  debt  securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

      However,  these  limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

      MODIFICATION AND WAIVER

      From time to time, we and the trustee may,  without the consent of holders of the debt  securities  of one or more series,  amend the indenture or the debt securities  of one or more series,  or  supplement  the  indenture,  for certain specified purposes, including:

      (1) to provide that the surviving  entity  following our change in control in a  transaction  permitted  under  the  indenture  shall  assume  all  of  our obligations under the indenture and debt securities;

      (2)  to  provide  for  uncertificated   debt  securities  in  addition  to
certificated debt securities;

      (3) to comply with any  requirements  of the  Securities  and Exchange Act under the Trust Indenture Act of 1939;

      (4) to cure any  ambiguity,  defect  or  inconsistency,  or make any other change that does not adversely affect the rights of any holder;

      (5) to issue and establish the form and terms and conditions; and

      (6) to appoint a successor trustee under the indenture with respect to one or more series.

      From time to time we and the trustee  may,  with the consent of holders of at least a majority in  principal  amount of the  outstanding  debt  securities, amend or supplement the indenture or the debt securities, or waive compliance in a  particular  instance by us with any  provision  of the  indenture or the debt securities;  but without the consent of each holder  affected by the action,  we

                                       31

may not modify or  supplement  the  indenture  or the debt  securities  or waive compliance  with any provision of the indenture or the debt  securities in order to:

      (1) reduce the amount of debt securities  whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

      (2) reduce the rate of or change the time for payment of interest;

      (3) reduce the principal of or premium on or change the stated maturity;

      (4) make any debt security  payable in money other than that stated in the debt security;

      (5)  change  the  amount or time of any  payment  required  or reduce  the premium  payable  upon  any  redemption,  or  change  the time  before  which no redemption of this type may be made;

      (6) waive a default on the payment of the  principal  of,  interest on, or redemption payment; and

      (7) take any other  action  otherwise  prohibited  by the  indenture to be taken without the consent of each holder by affected that action.

      PAYMENT AND PAYING AGENTS

      Unless  otherwise  indicated  in  the  applicable  prospectus  supplement, payment of interest on a debt security on any interest payment date will be made to the  person  in whose  name a debt  security  is  registered  at the close of business  on the record date for the  interest.  Book-entry  and other  indirect holders should consult their banks, brokers or other financial  institutions for information on how they will receive payments.

      Unless  otherwise  indicated  in  the  applicable  prospectus  supplement, principal,  interest and premium on the debt  securities of a particular  series will be payable at the office of such  paying  agent or paying  agents as we may designate for such purpose from time to time.  Notwithstanding the foregoing, at our option,  payment of any  interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

      Unless  otherwise  indicated in the applicable  prospectus  supplement,  a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially  designated by us for the debt  securities of a particular  series will be named in the applicable prospectus supplement.  We may at any time designate additional paying agents or rescind the  designation  of any paying  agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt  securities of a particular series.

      All moneys paid by us to a paying agent for the payment of the  principal, interest or premium on any debt  security  which remain  unclaimed at the end of two years after such  principal,  interest or premium has become due and payable will be  repaid  to us  upon  request,  and the  holder  of such  debt  security thereafter may look only to us for payment thereof.

                                       32

      DEFEASANCE AND DISCHARGE OF DEBT SECURITIES AND CERTAIN COVENANTS IN
      CERTAIN CIRCUMSTANCES

      The  indenture  permits  us,  at any  time,  to  elect  to  discharge  our obligations  with respect to one or more series of debt  securities by following certain  procedures  described in the indenture.  These procedures will allow us either:

      (1) to defease and be discharged from any and all of our obligations  with respect to any debt  securities  except  for the  following  obligations  (which discharge is referred to as "legal defeasance"):

      a. to register the transfer or exchange of the debt securities;

      b. to replace  temporary  or  mutilated,  destroyed,  lost or stolen  debt securities;

      c. to compensate and indemnify the trustee; or

      d. to maintain an office or agency in respect of the debt  securities  and to hold monies for payment in trust; or

      (2)  to be  released  from  our  obligations  with  respect  to  the  debt securities under certain  covenants  contained in the indenture,  as well as any additional  covenants  which  may  be  contained  in the  applicable  prospectus supplement (which release is referred to as "covenant defeasance").

      In order to exercise either  defeasance  option,  we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

      (1) money;

      (2) U.S. Government Obligations (as described below) or Foreign Government
Obligations  (as  described  below)  which  through  the  scheduled  payment  of principal and interest in accordance with their terms will provide money; or

      (3) a  combination  of money  and/or U.S.  Government  Obligations  and/or
Foreign  Government   Obligations   sufficient  in  the  written  opinion  of  a
nationally-recognized firm of independent accountants to provide money.

      Which in each case specified in clauses (1) through (3) above,  provides a sufficient  amount to pay the principal of,  premium,  if any, and interest,  if any, on the debt  securities  of a series,  on the  scheduled  due dates or on a selected date of redemption in accordance with the terms of the indenture.

      In addition, defeasance may be effected only if, among other things:

      (1) in the case of either legal or covenant defeasance,  we deliver to the trustee an opinion of counsel, as specified in the indenture,  stating that as a result of the  defeasance  neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

                                       33

      (2) in the case of legal defeasance,  we deliver to the trustee an opinion of counsel  stating that we have received  from, or there has been published by, the Internal  Revenue  Service a ruling to the effect that,  or there has been a change in any  applicable  federal  income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding  debt securities will not recognize  income,  gain or loss for United States  federal  income tax purposes solely as a result of the legal  defeasance and will be subject to United States federal  income tax on the same  amounts,  in the same  manner,  including  as a result of  prepayment,  and at the same  times as would  have been the case if a defeasance had not occurred;

      (3) in the case of  covenant  defeasance,  we  deliver  to the  trustee an opinion  of  counsel to the effect  that the  holders  of the  outstanding  debt securities  will not recognize  income,  gain or loss for United States  federal income tax purposes as a result of the covenant  defeasance  and will be subject to United States federal income tax on the same amounts,  in the same manner and at the same times as would have been the case if a covenant  defeasance  had not occurred; and

      (4) certain other conditions described in the indenture are satisfied.

      If we fail to comply with our  remaining  obligations  under the indenture and  applicable  supplemental  indenture  after  a  covenant  defeasance  of the indenture and applicable  supplemental  indenture,  and the debt  securities are declared due and payable  because of the occurrence of any  undefeased  event of default,  the amount of money and/or U.S. Government  Obligations and/or Foreign
Government  Obligations on deposit with the trustee could be insufficient to pay
amounts  due  under  the  debt   securities  of  that  series  at  the  time  of
acceleration. We will, however, remain liable in respect of these payments.

      The term "U.S.  Government  Obligations"  as used in the above  discussion means  securities  which are direct  obligations of or non-callable  obligations guaranteed by the United  States of America for the payment of which  obligation or  guarantee  the full  faith and  credit of the  United  States of  America is pledged.

      The term "Foreign Government  Obligations" as used in the above discussion means,  with respect to debt  securities of any series that are denominated in a currency other than U.S.  dollars (1) direct  obligations of the government that issued or caused to be issued the currency for the payment of which  obligations its full faith and credit is pledged or (2)  obligations of a person  controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation  by that  government,  which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

      REGARDING THE TRUSTEE

      We will identify the trustee with respect to any series of debt securities in the prospectus  supplement  relating to the debt securities.  You should note that if the trustee  becomes a creditor  of ours,  the  indenture  and the Trust
Indenture  Act of 1939  limit the  rights of the  trustee  to obtain  payment of claims in certain cases, or to realize on certain  property  received in respect of certain claims, as security or otherwise.  The trustee and its affiliates may

                                       34

engage in, and will be permitted  to continue to engage in,  other  transactions with us and our affiliates.  If, however, the trustee, acquires any "conflicting interest"  within  the  meaning  of the  Trust  Indenture  Act of 1939,  it must eliminate the conflict or resign.

      The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising  any remedy  available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt  securities,  unless they have offered to the trustee reasonable indemnity or security.

      GOVERNING LAW

      The indenture and the debt securities will be governed by and construed in accordance with New York law.

      SUBSIDIARY GUARANTEES

      If specified in the prospectus supplement, certain of our subsidiaries may guarantee  our  obligations  relating  to  debt  securities  issued  under  this prospectus.  The specific terms and provisions of each subsidiary guarantee will be described in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of common stock,  preferred  stock, debt  securities or any  combination  of the  foregoing.  We may issue  warrants independently  or together with any other  securities  offered by any prospectus supplement and may be attached to or separate from the other offered securities.
Each  series  of  warrants  will be  issued  directly  by us or under a  warrant agreement to be entered into by us with a warrant agent.  The warrant agent will act solely as our agent in  connection  with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or  beneficial  owners of the  warrants.  Further  terms of the warrants and the applicable  warrant  agreements  will be set forth in the applicable  prospectus supplement.

      The  applicable  prospectus  supplement  will  describe  the  terms of the warrants  in respect of which this  prospectus  is being  delivered,  including, where applicable, the following:

      o  the title of the warrants;

      o  the aggregate number of the warrants;

      o  the price or prices at which the warrants will be issued;

                                       35

      o  the designation,  terms and number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the warrants;

      o  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

      o  the date,  if any,  on and after  which the  warrants  and the  related common stock,  preferred  stock or debt  securities  will be separately transferable;

      o  the price at which each share of common stock,  preferred stock or debt securities purchasable upon exercise of the warrants may be purchased;

      o  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

      o  the minimum or maximum amount of the warrants which may be exercised at any one time;

      o  information with respect to book-entry procedures, if any;

      o  a discussion of certain federal income tax considerations; and

      o  any  other  terms of the  warrants,  including  terms,  procedures  and limitations relating to the exchange and exercise of the warrants.

                              DESCRIPTION OF UNITS

      The following description, together with the additional information we may include in any applicable prospectus supplements,  summarizes the material terms and provisions of the units that we may offer under this  prospectus.  While the terms we have  summarized  below will apply  generally  to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable  prospectus  supplement.  The terms of any units  offered  under a  prospectus  supplement  may  differ  from the terms described below.

      We will file as  exhibits  to the  registration  statement  of which  this prospectus is a part, or will  incorporate by reference from a current report on
Form 8-K that we file with the Securities and Exchange  Commission,  the form of unit  agreement that describes the terms of the series of units we are offering, and any  supplemental  agreements,  before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their  entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series  of  units.  We urge you to read the  applicable  prospectus  supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

                                       36

      GENERAL

      We may issue units comprised of one or more shares of common stock, shares of preferred stock,  debt securities and warrants in any combination.  Each unit will be  issued  so that  the  holder  of the unit is also  the  holder  of each security  included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities  included in the unit may not be held or  transferred  separately,  at any  time or at any  time  before a specified date.

      We will describe in the applicable  prospectus supplement the terms of the series of units, including:

      o  the designation and terms of the units and of the securities comprising the  units,  including  whether  and  under  what  circumstances  those securities may be held or transferred separately;

      o  any  provisions of the governing  unit agreement that differ from those described below; and

      o  any  provisions  for the  issuance,  payment,  settlement,  transfer or exchange of the units or of the securities comprising the units.

      The provisions described in this section, as well as those described under
"Description   of  Capital  Stock,"   "Description   of  Debt   Securities"  and
"Description  of  Warrants"  will  apply to each unit and to any  common  stock, preferred stock, debt security or warrant included in each unit, respectively.

      ISSUANCE IN SERIES

      We may issue units in such amounts and in such numerous distinct series as we determine.

      ENFORCEABILITY OF RIGHTS BY HOLDERS OF UNITS

      Each unit  agent will act solely as our agent  under the  applicable  unit agreement and will not assume any obligation or  relationship of agency or trust with any  holder of any unit.  A single  bank or trust  company  may act as unit agent for more  than one  series of  units.  A unit  agent  will have no duty or responsibility  in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise,  or to make any demand upon us. Any holder of a unit may,  without the consent of the related  unit agent or the holder of any other unit,  enforce by appropriate  legal action its rights as holder under any security included in the unit.

      TITLE

      We,  the unit  agents  and any of their  agents  may treat the  registered holder of any unit  certificate as an absolute  owner of the units  evidenced by that  certificate  for any  purpose and as the person  entitled to exercise  the rights attaching to the units so requested, despite any notice to the contrary.

                                       37

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      As we have incurred  losses in each of the periods  presented  below,  our earnings were  insufficient  to cover combined fixed charges and preferred stock dividends, if any, by the following amounts (in thousands):

-------------------------------------------------------------------------------------------------
                              Six                         Year Ended December 31,
                             Months     ---------------------------------------------------------
                              Ended       2006        2005        2004         2003       2002
                            June 30,
                              2007
-------------------------------------------------------------------------------------------------
Deficiency of earnings      $ (8,301)   $ (8,627)   $(20,078)   $(14,285)   $ (6,524)   $ (1,933)
available to cover
combined fixed charges
and preferred stock
dividends (1)
-------------------------------------------------------------------------------------------------

(1)   Empire Resorts, Inc. was the legal survivor in a merger in 2004 between it and Catskill  Development,  L.L.C. Under accounting  principles  generally accepted in the United States,  however, the merger was accounted for as a reverse  acquisition whereby Catskill  Development,  L.L.C. was considered the acquirer of more than 50% of the post  transaction  combined  company.
      Accordingly,  the above  financial  information for the fiscal years ended
      December 31, 2002 and 2003 pertain to Catskill  Development,  L.L.C. only, while the above financial  information for the fiscal years ended December
      31,  2004,  2005 and  2006 and for the six  months  ended  June 30,  2007, reflect the combined  operations  of the former Empire  Resorts,  Inc. and
      Catskill Development, L.L.C.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

      Insofar as  indemnification  for liabilities  arising under the Securities
Act may be permitted to directors,  officers or persons controlling our company, our company has been advised that it is the Securities and Exchange Commission's opinion that such  indemnification  is against public policy as expressed in the
Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the  securities  offered  under this  prospectus  has been passed upon by Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, New York,  New
York.  Robert H.  Friedman,  a member of such firm,  is one of our directors and holds options to purchase shares of our common stock. Other members of such firm own shares of our common stock.

                                       38

                                     EXPERTS

      The financial statements incorporated by reference to the annual report on
Form 10-K have been  incorporated  in reliance  on the report of  Friedman  LLP,
Certified Public Accountants,  given on the authority of said firm as experts in auditing and accounting.

                                       39

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various  expenses which will be paid by our  company  in  connection  with the  securities  being  registered.  With the exception  of the  Securities  and  Exchange  Commission  registration  fee, all amounts shown are estimates.

SEC registration fee .................................................   $ 3,070
Blue sky fees and expenses ...........................................     5,000
Printing and engraving expenses ......................................    15,000
Legal fees and expenses ..............................................    40,000
Accounting fees and expenses .........................................    10,000
Miscellaneous ........................................................     1,930
                                                                         -------
      Total ..........................................................   $75,000
                                                                         -------

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section  145 of the  Delaware  General  Corporation  Law  provides  that a corporation may indemnify  directors and officers as well as other employees and individuals against expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by such person in
connection  with  any  threatened,   pending  or  completed  actions,  suits  or
proceedings  in which such person is made a party by reason of such person being or having been a director,  officer,  employee or agent to the  Registrant.  The
Delaware  General  Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking  indemnification  may be entitled  under any bylaw, agreement,  vote of stockholders or disinterested directors or otherwise.
Article V of the  Registrant's  amended and restated bylaws and Article Sixth of our certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent  permitted by the Delaware  General  Corporation Law and that the
Registrant  shall pay the  expenses  incurred in  defending  any  proceeding  in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final  disposition of the proceeding  will be made only upon the receipt of an  undertaking  by the  director or officer to repay  all  amounts  advanced  if it should be  ultimately  determined  that the director or officer is not entitled to be indemnified.

      Section  102(b)(7)  of the  Delaware  General  Corporation  Law  permits a corporation to provide in its  certificate of  incorporation  that a director of the  corporation  shall  not be  personally  liable  to the  corporation  or its stockholders  for monetary  damages for breach of fiduciary  duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve  intentional  misconduct or a knowing  violation of law, (iii) for unlawful  payments of dividends or unlawful  stock  repurchases,  redemptions or other distributions, or (iv) for any transaction from which the director derived an improper  personal  benefit.  The  Registrant's  certificate of incorporation provides for such limitation of liability.

                                      II-1

      The  Registrant  maintains  standard  policies  of  insurance  under which coverage is provided (a) to its directors,  officers, employees and other agents against  loss  arising  from  claims  made by  reason of breach of duty or other wrongful act, and (b) to the  Registrant  with respect to payments  which may be made by the  Registrant  to such  officers and  directors  pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.    EXHIBITS.

Exhibit No.   Description

Exhibits Rider

     1.1**    Form of  underwriting  agreement  with  respect  to common  stock, preferred stock, debt securities, warrants and/or units

     3.1      Certificate of Incorporation, dated March 19, 1993. (1)

     3.2      Certificate of Amendment of Certificate of Incorporation, dated
              August 15, 1993. (1)

     3.3      Certificate of Amendment of Certificate of Incorporation, dated
              December 18, 1996. (1)

     3.4      Certificate of Amendment of Certificate of Incorporation, dated
              September 22, 1999. (1)

     3.5      Certificate of Amendment of the Certificate of Incorporation,
              dated June 13, 2001. (1)

     3.6      Certificate of Amendment to the Certificate of Incorporation,
              dated May 15, 2003. (1)

     3.7      Certificate of Amendment to the Certificate of Incorporation,
              January 12, 2004. (1)

     3.8      Second Amended and Restated By-Laws, as of Feb. 12, 2002. (1)

     3.9      Amendment No. 1 to the Second Amended and Restated By-Laws, dated
              November 11, 2003. (1)

     4.1      Form of Common Stock Certificate (Incorporated by reference, filed with Company's Registration Statement filed on Form SB-2
              (File No. 33-64236) filed with the Commission on June 10, 1993 and as amended on September 30, 1993, October 25, 1993, November
              2, 1993 and November 4, 1993, which Registration Statement became effective November 5, 1993.  Such Registration Statement was further amended by Post Effective Amendment filed on August 20,
              1999.)

     4.2**    Certificate of designations for preferred stock, if any.

                                      II-2

     4.3**    Form of new debt securities, if any.

     4.4**    Form of indenture, to be entered into between registrant and a trustee acceptable to the registrant, if any.

     4.5**    Form of warrant agreement and warrant certificate, if any.

     4.6**    Form of unit agreement and unit certificate, if any.

     5.1*     Opinion of Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP with respect to legality of the securities being registered.

    12.1*     Statement Regarding Computation of Ratio of Earnings to Fixed
              Charges.

    23.1*     Consent of Friedman LLP.

    23.2*     Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP,
              included in Exhibit No. 5.1.

    24.1*     Power of Attorney, included on the signature page to this
              Registration Statement.

    25.1**    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under any new senior indenture.

    25.2**    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under any new subordinated indenture.

-----------------
*     Filed herewith.

**    To the extent applicable,  to be filed by an amendment or as an exhibit to a document filed under the  Securities  Exchange Act and  incorporated  by reference herein.

(1)   Incorporated  by reference to Empire  Resorts,  Inc.'s Form 10-KSB for the year ended December 31, 2003.

ITEM 17.    UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1)   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus  required by Section  10(a)(3)
of the Securities Act of 1933;

                                      II-3

                  (ii)  To reflect in the prospectus any facts or events arising after the  effective  date of the  registration  statement  (or the most  recent post-effective  amendment  thereof)  which,  individually  or in the  aggregate, represent a fundamental  change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered (if the total dollar value of  securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus filed with the  Commission  pursuant  to Rule 424(b) if, in the  aggregate,  the changes in volume  and price  represent  no more than 20% change in the  maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"
table in the effective registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously  disclosed in the registration  statement or any material change to such information in the registration statement;

PROVIDED,  HOWEVER,  that paragraphs  ((a)(1)(i),  (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the  registration  statement is on Form S-3 or Form
F-3, and the information  required to be included in a post-effective  amendment by those  paragraphs  is  contained  in reports  filed with or  furnished to the
Commission  by the  registrant  pursuant  to Section 13 or Section  15(d) of the
Securities  Exchange  Act of 1934  that are  incorporated  by  reference  in the registration  statement,  or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)   That, for the purpose of determining  any liability  under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To  remove  from  registration  by means  of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

      (b)   The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   The undersigned  registrant hereby undertakes to deliver or cause to be delivered with the prospectus,  to each person to whom the prospectus is sent or given,  the latest annual report to security  holders that is incorporated by
reference  in  the  prospectus  and  furnished   pursuant  to  and  meeting  the
requirements  of Rule 14a-3 or Rule 14c-3 under the  Securities  Exchange Act of
1934;  and,  where  interim  financial  information  required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus,  to deliver, or cause to be  delivered to each person to whom the  prospectus  is sent or given, the latest  quarterly  report that is specifically  incorporated by reference in the prospectus to provide such interim financial information.

                                      II-4

      (d)   Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e)   The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities
Act of 1933, the information  omitted from the form of prospectus  filed as part of this  registration  statement in reliance  upon Rule 430A and  contained in a form of prospectus filed by the registrant  pursuant to Rule 424(b)(1) or (4) or
497(h) under the Securities Act shall be deemed to be part of this  registration statement as of the time it was declared effective.

            (2)   For  the  purpose  of  determining  any  liability  under  the
Securities Act of 1933,  each  post-effective  amendment that contains a form of prospectus  shall be deemed to be a new registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-5

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City of  Henderson,  State  of  Nevada,  on the 10th day of
September, 2007.

                                         EMPIRE RESORTS, INC.

                                         By: /s/ David P. Hanlon
                                             -----------------------------------
                                             Name: David P. Hanlon
                                             Title: Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears below  constitutes  and appoints  David P. Hanlon and Ronald J. Radcliffe as his true  and  lawful  attorney-in-fact,  each  acting  alone,  with  full  power of substitution and resubstitution for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments,  including  post-effective
amendments  to  this  registration  statement,   and  any  related  registration
statement  filed  pursuant to Rule 462(b) of the Act and to file the same,  with exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the
Securities  and Exchange  Commission,  hereby  ratifying and confirming all that said attorneys-in-fact or their substitutes,  each acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

      Signature                      Title                     Date
-----------------------   ---------------------------   ------------------------

                          Chief Executive Officer,
                          President and Director
/s/ David P. Hanlon       (Principal Executive
------------------------  Officer)                       September 10, 2007
David P. Hanlon

                          Chief Financial Officer
/s/ Ronald J. Radcliffe   (Principal Accounting and
------------------------  Financial Officer)             September 10, 2007
Ronald J. Radcliffe

/s/ John Sharpe           Chairman of the Board and
------------------------  Director                       September 10, 2007
John Sharpe

                                      II-6

/s/ Robert H. Friedman
------------------------  Director                       September 10, 2007
Robert H. Friedman

/s/ Frank Catania
------------------------  Director                       September 10, 2007
Frank Catania

/s/ Paul A. deBary
------------------------  Director                       September 10, 2007
Paul A. deBary

/s/ Ralph J. Bernstein
------------------------  Director                       September 10, 2007
Ralph J. Bernstein

/s/ Richard Robbins
------------------------  Director                       September 10, 2007
Richard Robbins

/s/ James Simon
------------------------  Director                       September 10, 2007
James Simon

                                      II-7

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City of  Henderson,  State  of  Nevada,  on the 10th day of
September, 2007.

                                    ALPHA MONTICELLO, INC.
                                    ALPHA CASINO MANAGEMENT INC.
                                    MONTICELLO RACEWAY MANAGEMENT, INC.

                                    By: /s/ David P. Hanlon
                                        ----------------------------------------
                                        David P. Hanlon
                                        President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears below  constitutes  and appoints  David P. Hanlon and Ronald J. Radcliffe as his true  and  lawful  attorney-in-fact,  each  acting  alone,  with  full  power of substitution and resubstitution for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments,  including  post-effective
amendments  to  this  registration  statement,   and  any  related  registration
statement  filed  pursuant to Rule 462(b) of the Act and to file the same,  with exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the
Securities  and Exchange  Commission,  hereby  ratifying and confirming all that said attorneys-in-fact or their substitutes,  each acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

      Signature                      Title                     Date
-----------------------   ---------------------------   ------------------------

/s/ David P. Hanlon       President and Director
------------------------  (Principal Executive Officer   September 10, 2007
David P. Hanlon

                          Treasurer, Secretary and
/s/ Ronald J. Radcliffe   Director (Principal Accounting
------------------------  and Financial Officer)         September 10, 2007
Ronald J. Radcliffe

                                      II-8

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City of  Henderson,  State  of  Nevada,  on the 10th day of
September, 2007.

                                    MOHAWK MANAGEMENT, LLC
                                    MONTICELLO RACEWAY DEVELOPMENT COMPANY,
                                    LLC
                                    MONTICELLO CASINO MANAGEMENT, LLC

                                    By: /s/ David P. Hanlon
                                        ----------------------------------------
                                        David P. Hanlon
                                        Manager

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears below  constitutes  and appoints  David P. Hanlon and Ronald J. Radcliffe as his true  and  lawful  attorney-in-fact,  each  acting  alone,  with  full  power of substitution and resubstitution for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments,  including  post-effective
amendments  to  this  registration  statement,   and  any  related  registration
statement  filed  pursuant to Rule 462(b) of the Act and to file the same,  with exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the
Securities  and Exchange  Commission,  hereby  ratifying and confirming all that said attorneys-in-fact or their substitutes,  each acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

      Signature                      Title                     Date
-----------------------   ---------------------------   ------------------------

/s/ David P. Hanlon       Manager
------------------------  (Principal Executive Officer)  September 10, 2007
David P. Hanlon

                          Manager
/s/ Ronald J. Radcliffe   (Principal Accounting and
------------------------  Financial Officer)             September 10, 2007
Ronald J. Radcliffe

                                      II-9